                                                                   EXHIBIT 10.13


                         NU HORIZONS ELECTRONICS CORP.
                               (the "Borrower")

                                      AND

                               MELLON BANK, N.A.
            ("Mellon" as "Administrative Agent" and as a "Lender")

                           THE LENDERS PARTY HERETO
                               (each a "Lender")



                               CREDIT AGREEMENT
                         DATED AS OF OCTOBER 18, 2000

                               TABLE OF CONTENTS

SECTION 1.    DEFINITIONS....................................................................................        1
     1.1      Defined Terms..................................................................................        1
     1.2      Accounting Terms...............................................................................       10

SECTION 2.    AMOUNT AND TERMS OF REVOLVING CREDIT
              COMMITMENTS AND SWING LOANS....................................................................       11
     2.1      Revolving Credit Commitments...................................................................       11
     2.2      Revolving Credit Loans.........................................................................       11
     2.2.1    Swing Loans....................................................................................       12
     2.3      Notes..........................................................................................       13
     2.4      Interest.......................................................................................       14
     2.5      Procedure for Revolving Credit Borrowing.......................................................       14
     2.6      Conversion and Renewals........................................................................       15
     2.7      Suspension of LIBOR Rate Loans.................................................................       16
     2.8      Applicable Margin; Periods, Etc................................................................       16
     2.9      Commitment Fee.................................................................................       17
     2.10     Additional Compensation in Certain Circumstances...............................................       17
     2.11     Termination or Reduction of Commitment.........................................................       20
     2.12     Prepayment.....................................................................................       20
     2.13     Payments.......................................................................................       20
     2.14     Pro Rata Treatment.............................................................................       21
     2.15     Sharing of Setoffs.............................................................................       22
     2.16     Use of Proceeds................................................................................       23
     2.17     Issuance of Letters of Credit..................................................................       23
     2.18     Actions of Issuing Lender......................................................................       24
     2.19     Indemnity as to Letters of Credit..............................................................       24
     2.20     Letter of Credit and Acceptance Draft Fees.....................................................       25
     2.21     Acceptance Drafts..............................................................................       25
     2.22     Payment in Respect of Letters of Credit and Acceptances; Reimbursement.........................       27
     2.23     Ineligibility of Acceptance Drafts.............................................................       30

SECTION 3.    REPRESENTATIONS AND WARRANTIES.................................................................       31
     3.1      Financial Condition............................................................................       31
     3.2      No Change......................................................................................       31
     3.3      Corporate Existence; Compliance with Law; Subsidiaries.........................................       31
     3.4      Corporate Power; Authorization; Enforceable Obligations........................................       32
     3.5      Legal Bar......................................................................................       32
     3.6      No Material Litigation.........................................................................       32
     3.7      No Default.....................................................................................       32

     3.8      No Burdensome Restrictions.....................................................................       33
     3.9      Federal Regulations............................................................................       33
     3.10     Environmental Regulation.......................................................................       33
     3.11     Title to Properties............................................................................       34
     3.12     Taxes..........................................................................................       34
     3.13     ERISA..........................................................................................       34
     3.14     Operation of Business..........................................................................       34

SECTION 4.    CONDITIONS PRECEDENT...........................................................................       35
     4.1      Conditions to Initial Revolving Credit Loan....................................................       35
     4.2      Conditions to All Loans, Etc...................................................................       37

SECTION 5.    AFFIRMATIVE COVENANTS..........................................................................       37
     5.1      Information....................................................................................       37
     5.2      Corporate Existence; Continuance of Business...................................................       40
     5.3      Payment of Obligations.........................................................................       40
     5.4      Insurance......................................................................................       40
     5.5      Payment of Indebtedness and Performance of Obligations.........................................       40
     5.6      Condition of Property..........................................................................       41
     5.7      Observance of Legal Requirements...............................................................       41
     5.8      Books and Records..............................................................................       41
     5.9      Inspection.....................................................................................       41
     5.10     Compliance with Environmental Laws; Indemnity..................................................       41
     5.11     Administrative Agent's Fee.....................................................................       42

SECTION 6.    FINANCIAL COVENANTS............................................................................       42
     6.1      Quick Ratio....................................................................................       42
     6.2      Leverage Ratio.................................................................................       42
     6.3      Tangible Net Worth.............................................................................       42
     6.4      Liabilities to Tangible Net Worth..............................................................       43

SECTION 7.    NEGATIVE COVENANTS.............................................................................       43
     7.1      Indebtedness for Borrowed Money................................................................       43
     7.2      Liens..........................................................................................       44
     7.3      Loans and Investments..........................................................................       44
     7.4      Fundamental Changes............................................................................       44
     7.5      Contingent Liabilities.........................................................................       45
     7.6      Sales of Receivables; Sale - Leasebacks........................................................       45
     7.7      Lease Payments.................................................................................       45
     7.8      Dividends......................................................................................       45
     7.9      Supply and Purchase Contracts..................................................................       45
     7.10     Nature of Business.............................................................................       46
     7.11     Stock of Subsidiaries..........................................................................       46

     7.12     Liabilities of Subsidiaries....................................................................       46
     7.13     Transactions with Affiliates...................................................................       46
     7.14     ERISA..........................................................................................       47
     7.15     Change of Management...........................................................................       47

SECTION 8.    EVENTS OF DEFAULT..............................................................................       47

SECTION 9.    ADMINISTRATIVE AGENT...........................................................................       50

SECTION 10.   MISCELLANEOUS..................................................................................       54
     10.1     Notices........................................................................................       54
     10.2     Survival of Agreement..........................................................................       54
     10.3     Successors and Assigns: Participations.........................................................       55
     10.4     Expenses: Indemnity............................................................................       58
     10.5     Applicable Law.................................................................................       59
     10.6     Right of Setoff................................................................................       59
     10.7     Payments on Business Days......................................................................       59
     10.8     Waivers; Amendments............................................................................       59
     10.9     Severability...................................................................................       60
     10.10    Entire Agreement; Waiver of Jury Trial, Etc....................................................       61
     10.11    Confidentiality................................................................................       61
     10.12    Submission to Jurisdiction.....................................................................       62
     10.13    Further Assurances.............................................................................       63
     10.14.   Counterparts...................................................................................       63
     10.15.   Headings.......................................................................................       63

SCHEDULE I - Revolving Credit Commitments....................................................................       69

     CREDIT AGREEMENT dated as of October 18, 2000, by and among NU HORIZONS ELECTRONICS CORP., a Delaware corporation, having its principal executive office at 70 Maxess Road, Melville, New York (the "Borrower"),the lenders which from time to time are parties to this Agreement (including, without duplication, the Issuing Lender (as defined herein), if the context so requires, individually, a "Lender" and, collectively, the "Lenders")and MELLON BANK, N.A., a national banking association, as administrative agent for the Lenders (the "Administrative Agent").

                             W I T N E S S E T H :

     WHEREAS, the Borrower has requested that the Lenders lend to the Borrower, from time to time, during the term of this Agreement, various sums of money as revolving credit loans and swing loans, and

     WHEREAS, the Lenders are willing to extend such credit and make such loans upon the terms and conditions hereinafter set forth,

     NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

                            SECTION 1.  DEFINITIONS
                                        -----------

     1.1  Defined Terms.  As used herein, the following terms shall have the
          -------------
following meanings:

          "Acceptance Drafts" shall have the meaning set forth in Section 2.21
           -----------------
hereof.

          "Acceptance Draft Exposure" shall mean at any time the sum of (a) the
           -------------------------
aggregate face amount of Acceptance Drafts outstanding and (b) the aggregate amount of all payments in respect of Acceptance Drafts for which the Administrative Agent or the Lenders shall not have been reimbursed as provided in Section 2.22 hereof.

          "Aggregate Outstandings"  shall mean, on the date of determination,
           ----------------------
the sum of (a) the Letter of Credit Exposure, (b) the Acceptance Draft Exposure,
(c) the aggregate outstanding principal amount of all Revolving Credit Loans at such time and (d) the aggregate outstanding principal amount of all Swing Loans at such time.

          "Board" shall mean the Board of Governors of the Federal Reserve
           -----
System of the United States of America.

          "Borrowing Base" shall mean 80% of the Borrower's net accounts
           --------------
receivable plus 50% of the Borrower's inventory as reported on the most recent financial statements delivered pursuant to Section 5.1(1) or 5.1(2) hereof.

          "Business Day" shall mean a day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in New York, New York or Philadelphia, Pennsylvania, are required or permitted by law to close.

          "CERCLA" shall mean the Comprehensive Environmental Response,
           ------
Compensation and Liability Act of 1980 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

          "CERCLIS" shall mean the Comprehensive Environmental Response
           -------
Compensation Liability Information System List.

          "Commitment Period" shall mean the period from and including the date
           -----------------
hereof to, but not including, the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein.

          "Contractual Obligations" shall mean as to any Person, any provision
           -----------------------
of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default" shall mean any of the events specified in Section 8 hereof,
           -------
whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied or given, as the case may be.

          "Dollars" and "$" shall mean lawful currency of the United States of
           -------
America.

          "Environmental Laws" shall mean all applicable federal, state or local
           ------------------
statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, and all rules and regulations promulgated pursuant thereto, as the same may from time to time be supplemented or amended.

          "ERISA Affiliate" shall mean any trade or business (whether or not
           ---------------
incorporated) which together with the Borrower or its Subsidiaries would be treated as a single employer under Section 4001 of ERISA.

          "ESOP Loan Agreement" shall have the meaning set forth in Section
           -------------------
7.1(vi) hereof.

          "Event of Default" shall mean any of the events specified in Section 8
           ----------------
hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Funded Debt" shall mean, on a consolidated basis with respect to the
           -----------
Borrower and the Guarantors, without duplication, (i) indebtedness for borrowed money, (ii) obligations to pay the deferred purchase price of property or services (other than trade payables arising in the ordinary course of business which are not overdue), (iii) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases,
(iv) obligations evidenced by bonds, debentures, notes or equivalent instruments and (v) reimbursement obligations (contingent or otherwise) in respect of drawings made under letters of credit and acceptance drafts.

          "GAAP" shall mean generally accepted accounting principles applied in
           ----
a manner consistent with that employed in the preparation of the Borrower's certified annual consolidated financial statements for the fiscal year ended February 29, 2000.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

          "Guarantee" shall mean a Guarantee executed by each Guarantor, in the
           ---------
form prepared by counsel to the Administrative Agent.

          "Guarantors" shall mean NIC Components Corp., Nu Horizons
           ----------
International Corp., Nu Visions Manufacturing, Inc, NIC Eurotech Limited, Nu Horizons Eurotech Limited, NIC Components Asia Pte., Ltd., Titan Logistics Corp., NUHC Inc. and each other Subsidiary of the Borrower or of a Guarantor whether now existing or hereafter formed or acquired.

          "Hazardous Materials" shall mean:  (a) any "hazardous substance" as
           -------------------
defined by CERCLA; (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act; (c) any petroleum product; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as heretofore amended or hereafter amended.

          "Interest Period" shall mean, with respect to any LIBOR Rate Loan, the
           ---------------
period commencing on the date such Loan is made and ending, as the Borrower may select, pursuant to Section 2.5 hereof, on the numerically corresponding day in the first, second, third, sixth, ninth or twelfth calendar month thereafter, except that each such Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; provided that: (a) no Interest Period may extend beyond the Termination Date; and (b) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next Business Day unless such Business Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

          "Involuntary Rate" shall mean at any time a rate per annum equal to
          ------------------
two (2%) percent in excess of the otherwise applicable rate or, if there is no rate in effect, two (2%) percent in excess of the Prime Rate in effect from time to time.

          "Issuing Lender" shall mean the Lender which is the Administrative
          ----------------
Agent in its capacity as the issuer of Letters of Credit and acceptor of Acceptance Drafts hereunder.

          "Letter of Credit" or "Letters of Credit" shall mean letters of credit
           ---------------------------------------
issued by the Issuing Lender pursuant to Section 2.17 hereof for the account of the Borrower.

          "Letter of Credit Exposure" shall mean at any time the sum of (a) the
           -------------------------
aggregate undrawn amount of all outstanding Letters of Credit and (b) the aggregate amount of all drawings under Letters of Credit for which the Administrative Agent or the Lenders shall not have been reimbursed as provided in Section 2.22 hereof.

          "Leverage Ratio" shall mean with respect to the Borrower and its
           --------------
Subsidiaries on a consolidated basis the ratio of Funded Debt (including Subordinated Debt) to EBITDA (earnings before income, taxes, depreciation and amortization) on a rolling four quarters basis.

          "Liabilities to Tangible Net Worth Ratio" shall mean with respect to
           ---------------------------------------
the Borrower and its Subsidiaries on a consolidated basis the ratio of total Senior Liabilities to the sum of Tangible Net Worth plus the long term portion of Subordinated Indebtedness. As used herein, Senior Liabilities shall mean all liabilities except for Subordinated Indebtedness. As used herein, "long term portion" shall mean that portion of Subordinated Indebtedness maturing more than twelve months from the date of any determination.

          "LIBOR Rate" shall mean for any day for each proposed or existing
           ----------
Interest Period the rate per annum determined by the Administrative Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate of interest (which shall be the same for each day of such Interest Period) determined in good faith by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 o'clock a.m., London time, two London Business Days prior to the first day of such Interest Period for delivery on the first day of such Interest Period in amounts comparable to such LIBOR Rate Loan and having maturities comparable to such Interest Period by (B) a number equal to 1.00 minus the LIBOR Rate Reserve Percentage.

          "LIBOR Rate Loan" shall mean any Revolving Credit Loan when and to the
           ---------------
extent that the interest rate therefor is determined by reference to the LIBOR Rate.

          "LIBOR Rate Reserve Percentage" shall mean for any day the maximum
           -----------------------------
effective percentage (expressed as a decimal fraction, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Administrative Agent (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member Lender in such System. The LIBOR Rate shall be adjusted automatically as of the effective date of each change in the LIBOR Rate Reserve Percentage.

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction pursuant to any of the types of security interests referred to herein).

          "Loan" or "Loans" shall mean, collectively, the Swing Loans and the
           ----      -----
Revolving Credit Loans.

          "Loan Documents" shall mean, collectively, this Agreement, the
           --------------
Revolving Credit Notes, Swing Loan Note, documents executed in connection with a Letter of Credit or an Acceptance Draft, the Guarantee, and any other documents executed by the Borrower or the Guarantors in connection herewith.

          "London Business Day" shall mean a day for dealing in deposits in
           -------------------
Dollars by and among Lenders in the London interbank market which is also a Business Day.

          "Margin" shall mean the number of basis points per annum as determined
           ------
by reference to the grid set forth below. For purposes of such calculation the Leverage Ratio and Liabilities to Tangible Net Worth Ratio shall be as reflected in the financial statements delivered pursuant to Section 5.1 hereof, provided, however, if the Borrower fails to provide the relevant financial statements by the beginning of the corresponding Margin periods set forth in Section 2.8 hereof, the Margin shall be deemed to be 150 basis points per annum until the delivery of the relevant financial statements:

                    Liabilities to Tangible Net Worth Ratio
                    ---------------------------------------

                                        Equal to or greater    Equal to or greater    Equal to or
                                        than .75 but less      than 1.10 but less     greater than
Leverage Ratio           Less than .75  than 1.10              than 1.45              1.45
=======================================================================================================
 equal to or greater        112.5            125.0                  140.0               150.0
 than 2.50
-------------------------------------------------------------------------------------------------------
 equal to or greater         87.5            112.5                  125.0               140.0
 than 2.50
-------------------------------------------------------------------------------------------------------
 less than 1.85              75.0             87.5                 112.50               125.5
=======================================================================================================

          "Multiemployer Plan" shall mean any Plan described in Section
           ------------------
4001(a)(3) of ERISA.

          "Note" or "Notes" shall mean, collectively, the Revolving Credit Notes
           ----      -----
and the Swing Loan Note.

          "PBGC" shall mean the Pension benefit Guaranty Corporation or any
           ----
successor thereto.

          "Permitted Acquisition" shall mean an acquisition by the Borrower or
           ---------------------
any Subsidiary of the Borrower by merger, by consolidation or by purchase of a voting majority of the stock of another Person or the purchase of all or substantially all of the assets of another Person (or of a division or other operating component of another Person) (an "Acquisition") if all of the following conditions are met:

          (i) the total consideration, including the cash purchase price for such Acquisition and any liabilities incurred or assumed in connection therewith, does not exceed ten (10%) percent of the Borrower's consolidated Tangible Net Worth as reflected either in the most recent audited fiscal financial statements delivered pursuant to Section 5.1(1) hereof or the most recent management prepared quarterly financial statements delivered pursuant to
Section 5.1(2) hereof, whichever is less;

          (ii) The Administrative Agent and the Lenders shall have received at least three (3) years of historical financial statements of such Person (or, if such Person has been in business for less than three (3) years, financial statements for such lesser number of years) and a set of projections setting forth in reasonable detail (with those stated assumptions set forth below) the pro forma effect of such Acquisition and showing compliance by the Borrower with all covenants set forth in this Agreement for the next succeeding three (3) years. The projections to be delivered hereunder shall include and specify the assumptions used to prepare such projections regarding growth of sales, margins on sales and cost savings resulting from such Acquisition;

          (iii) The Administrative Agent and the Lenders shall have received a certificate signed by the chief financial officer of the Borrower to the effect that (and including calculations indicating that) on a pro forma basis after giving effect to such Acquisition: (a) all representations and warranties contained in the Loan Documents will remain true and correct except those, if any, made as of a specific time which shall have been true and correct when made, (b) the Borrower will remain in compliance with all covenants contained in the Loan Documents, and (c) no Default or Event of Default has occurred and is continuing or will occur as a result of the consummation of the such Acquisition;

          (iv) Such Acquisition, in the case of a corporation being acquired, has been (a) approved by the board of directors of such corporation which is the subject of such Acquisition, (b) recommended for approval by such board to the shareholders of such corporation and subsequently approved by such shareholders as required under applicable law or the by-laws or the certificate of incorporation of such corporation or (c) otherwise agreed to by all shareholders of such corporation; and

          (v) The Borrower has timely delivered the financial statements required pursuant to Section 5.1(1) and 5.1(2) hereof.

          "Person" shall mean any individual, corporation, partnership, joint
           ------
venture, limited liability company, trust, unincorporated organization or any other juridical entity, or a government or state or any agency or political subdivision thereof.

          "Plan" shall mean any plan of a type described in Section 4021(a) of
           ----
ERISA in respect of which the Borrower or any of its Subsidiaries or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" shall mean and refer to the per annum interest rate
           ----------
announced from time to time by Mellon Bank, N.A. as its Prime Rate. The Prime Rate may be greater or less than other interest rates charged by Mellon Bank, N.A. and is not dependent upon the interest rate which Mellon Bank, N.A. may charge any particular class of borrower.

          "Prime Rate Loan" shall mean any Revolving Credit Loan or Swing Loan
           ---------------
when and to the extent that the interest rate therefor is determined by reference to the Prime Rate.

          "Prior Agreement" shall have the meaning set forth in Section 2.16
           ---------------
hereof.

          "Prohibited Transaction" means any transaction set forth in Section
           ----------------------
406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

          "Reportable Event" shall mean any of the events set forth in Section
           ----------------
4043(b) of ERISA or the regulations thereunder.

          "Required Borrowing Base Period" shall mean any Borrowing Period, as
           ------------------------------
hereinafter defined, (i) during which the Borrower and its Subsidiaries on a consolidated basis do not maintain a Tangible Net Worth of at least $115,000,000, (ii) during which the Borrower and its Subsidiaries on a consolidated basis maintain a Liabilities to Tangible Net Worth ratio in excess of 1.5:1.0, as reflected in the financial statements delivered pursuant to Sections 5.1(1) and
(2) hereof for the close of the financial statement period set forth opposite such borrowing period of each fiscal year (each a "Borrowing Period") or (iii) for which the Borrower has failed to timely deliver the financial statements required pursuant to Sections 5.1(1) and 5.1(2) hereof, as follows:

             Financial                      Borrowing Period of
             Statements                     Each Fiscal Year
             ----------                     -------------------

             1st Quarter                    August 1 - October 31
             2nd Quarter                    November 1 - January 31
             3rd Quarter                    February 1 - June 15
             Annual(Fiscal Year End)        June 16 - July 31

          "Required Lenders" shall mean at any time Lenders having at least
           ----------------
sixty-six and two-thirds (66 2/3%) percent of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments are no longer in effect, Lenders holding at lease sixty-six and two-thirds (66 2/3%) percent of the aggregate outstanding principal amount of the sum of the Revolving Credit Notes, the Letter of Credit Exposure and the Acceptance Draft Exposure (or participation in any of the foregoing); provided, however, that such calculation shall be made without including the Revolving Credit Commitment and pro rata portion of Acceptance Draft Exposure or Letter of Credit Exposure of any Lender or principal amount of Revolving Credit Notes or Swing Loan Note held by such Lender or any participation therein, if such Lender is in default with respect to any of its obligations to the Administrative Agent, the Borrower or any Lender.

          "Requirements of Law" shall mean, as to any Person, the certificate of
           -------------------
incorporation and by-laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation, or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Revolving Credit Commitment" shall mean, with respect to each Lender,
           ---------------------------
the obligation of such Lender to make Revolving Credit Loans to the Borrower during the Commitment Period pursuant to the terms hereof as such Commitment is described in Section 2.1 hereof.

          "Revolving Credit Loan" shall mean a loan made pursuant to the terms
           ---------------------
of Section 2.2 hereof.

          "Revolving Credit Note" or "Revolving Credit Notes" shall mean the
           ---------------------      ----------------------
Revolving Credit Notes referred to in Section 2.3 hereof in the form of Exhibit "A" hereto.

          "Subordinated Indebtedness" shall mean indebtedness of the Borrower
           -------------------------
subordinated in right of payment to the Loans pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

          "Subsidiary" shall mean with respect to any Person (the "parent") at
           ----------
any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the partnership interests are, as of such date, owned, controlled or held, directly or indirectly, by the parent.

          "Swing Lender" shall mean Mellon Bank, N.A. in its capacity as lender
           ------------
of Swing Loans.

          "Swing Loan Commitment" shall mean the obligation of the Swing Lender
           ---------------------
to make Swing Loans to the Borrower in an amount not to exceed the lesser of the Total Revolving Credit Commitment or $4,000,000 at any time outstanding.

          "Swing Loan Note" shall mean the promissory note evidencing the Swing
           ---------------
Loans payable to the order of the Swing Lender.

          "Swing Loans" shall mean any loans made to the Borrower by the Swing
           -----------
Lender, in its sole discretion, from time to time in accordance with Section
2.2.1 hereof.

          "Tangible Net Worth" shall mean, at any date, the excess of total
           ------------------
assets over total liabilities, total assets and total liabilities each to be determined in accordance with GAAP consistently applied, excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights and franchises.

          "Termination Date" shall mean October 18, 2004 or, if such date is not
           ----------------
a Business Day, the Business Day next succeeding such date.

          "Total Revolving Credit Commitment" shall mean the sum of the Lenders'
           ---------------------------------
Revolving Credit Commitments, as the same may be reduced from time to time in accordance with Section 2.11 hereof.

     1.2  Accounting Terms.  As used herein and in any certificate or other
          ----------------
documents made or delivered pursuant hereto, accounting terms not specifically defined herein shall have the respective meanings given to them under GAAP.


SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS AND SWING LOANS
            ----------------------------------------------------------------

     2.1  Revolving Credit Commitments. Subject to the terms and conditions
          ----------------------------
and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Revolving Credit Loans to the Borrower, at any time and from time to time from the date hereof to the Termination Date, or until the earlier termination of its Revolving Credit Commitment in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment set forth opposite its name in Schedule I hereto, as such Revolving Credit Commitment may be changed from time to time in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the sum of (i) the aggregate principal amount of Loans outstanding at any time to the Borrower,
(ii) the Letter of Credit Exposure and (iii) the Acceptance Draft Exposure shall not exceed the lesser of (y) the Total Revolving Credit Commitment or (z) during the Required Borrowing Base Period, the Borrowing Base. The Revolving Credit Commitment of each Lender shall automatically and permanently terminate on the Termination Date.

     Within the foregoing limits, the Borrower may borrow, repay (or, subject to the provisions of Section 2.10 hereof, prepay) and reborrow, during the Commitment Period, subject to the terms, provisions and limitations set forth herein.

     2.2  Revolving Credit Loans.  (a)  The Revolving Credit Loans made by a
          ----------------------
Lender on any date shall be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess thereof in the case of a LIBOR Rate Loan or in a minimum amount of $250,000 and in integral multiples of $100,000 in excess thereof in the case of a Prime Rate Loan.

          (b) Revolving Credit Loans shall be made ratably by the Lenders in accordance with their respective Revolving Credit Commitments; provided, however, that the failure of any Lender to make any Revolving Credit Loan shall not in itself relieve any other Lender of its obligation to lend hereunder.

          (c) Each Revolving Credit Loan shall be either a Prime Rate Loan or a LIBOR Rate Loan as the Borrower may request pursuant to Section 2.5 hereof. Loans of more than one type and Interest Period may be outstanding at the same time.

           (d) Each Lender shall make its Revolving Credit Loans on the proposed dates thereof by paying the amount required to the Administrative Agent in Philadelphia, Pennsylvania in immediately available funds not later than 12:00 noon, Philadelphia time, and the Administrative Agent shall as soon as practicable, but in no event later than 3:00 p.m., Philadelphia time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent in immediately available funds or, if Revolving Credit Loans are not to be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Lenders.

     2.2.1 Swing Loans.  (a) Subject to the terms and conditions set forth
           -----------
herein, the Swing Lender agrees to make Swing Loans to the Borrower, in the Swing Lender's sole discretion, from time to time during the Commitment Period, in an aggregate principal amount at any time outstanding that will not result in the aggregate principal amount of outstanding Swing Loans exceeding the Swing Loan Commitment; provided, however, that no Swing Loan shall be made if, after giving effect to such Swing Loan, the Aggregate Outstandings would exceed the Total Revolving Credit Commitment in effect at such time. Within the foregoing limit and subject to the Swing Lender's discretion and the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow the Swing Loans. Each Swing Loan shall be made as a Prime Rate Loan.

           (b) To request a Swing Loan, the Borrower shall notify the Swing Lender (which shall promptly notify the Administrative Agent) of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., Philadelphia time, on the day of a proposed Swing Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) of the requested Swing Loan and the amount of the requested Swing Loan. The Swing Lender shall make each Swing Loan available to the Borrower, in its discretion, by means of a credit to the general deposit account of the Borrower with the Administrative Agent by

3:00 p.m., Philadelphia time, on the requested date of such Swing Loan.

          (c) The Swing Lender may by written notice given to the Administrative Agent not later than 12:00 noon, Philadelphia time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swing Loans then outstanding. Such notice shall specify the aggregate amount of Swing Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's pro rata share of such outstanding Swing Loan or Loans, which pro rata share shall be based upon the proportion that such Lender's Revolving Credit Commitment bears to the Total Revolving Credit Commitment. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swing Lender, such Lender's pro rata share of such Swing Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph in the same manner as provided in Section 2.2(d) hereof with respect to Revolving Credit Loans made by such Lender and the Administrative Agent shall promptly pay to the Swing Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swing Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swing Loan shall be made to the Administrative Agent and not to the Swing Lender. Any amounts received by the Swing Lender from the Borrower (or other party on behalf of the applicable Borrower) in respect of a Swing Loan after receipt by the Swing Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swing Lender, as their interests may appear. The purchase of participations in a Swing Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

          (d) The Swing Loans made by the Swing Lender on any date shall be in a minimum amount of $250,000.00 and in integral multiples of $100,000.00 in excess thereof.

          (e) The Swing Loan Commitment shall automatically and permanently terminate on the Termination Date.

     2.3  Notes. (a) The Revolving Credit Loans made by the Lenders pursuant
          -----
to Section 2.2 hereof shall be evidenced by promissory notes of the Borrower substantially in the form of Exhibit "A" hereto with appropriate insertions (individually, a "Revolving Credit Note" and, collectively, the "Revolving Credit Notes"), payable to the order of each Lender and evidencing the obligations of the Borrower to pay to each Lender on the Termination Date the lesser of (y) the amount of each Lender's Revolving Credit Commitment or (z) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender, with interest thereon as hereinafter prescribed in Section 2.4 hereof.

          (b) The Swing Loans made by the Swing Lender pursuant to Section 2.2.1 hereof shall be evidenced by a promissory note of the Borrower payable to the order of the Swing Lender and evidencing the obligations of the Borrower to pay to the Swing Lender on the Termination Date the lesser of (y) $4,000,000.00 or
(z) the aggregate unpaid principal amount of all Swing Loans made by the Swing Lender, with interest thereon as hereinafter prescribed in Section 2.4 hereof.

          (c) The date and amount of each Loan, the basis for calculating interest, the Interest Period (if any) applicable thereto and each payment of principal with respect thereto may be endorsed by the Lenders on the schedule annexed to and constituting a part of the Notes. The aggregate unpaid amount of Loans set forth on such schedule shall be presumed to be the principal amount owing and unpaid thereon. The failure of a Lender to make such endorsement on such schedule shall not prejudice such Lender in any way, nor affect its rights hereunder with respect to any Loan. The Notes shall be dated the date of this Agreement and be stated to mature on the Termination Date.

     2.4  Interest.  Interest on each Revolving Credit Loan shall be at a per
          --------
annum rate to be elected by the Borrower, in accordance with Section 2.5 hereof, and shall be one of the following:

          (a) a fluctuating rate equal to the Prime Rate, which interest rate shall change when and as the Prime Rate changes; or

          (b) subject to availability, the LIBOR Rate for Interest Periods selected by the Borrower plus the applicable Margin.

The Administrative Agent shall determine each interest rate applicable to the Revolving Credit Loans and shall promptly advise the Borrower and the Lenders of the interest rate so determined. Each Swing Loan shall be Prime Rate Loan. Interest on each Prime Rate Loan shall be payable monthly in arrears to the Administrative Agent for the pro rata benefit of the Lenders, or with respect to Swing Loans, to the Swing Lender on the first Business Day of each month, commencing on the first such day to occur after the pertinent Loan is made and upon payment in full thereof. Interest on each LIBOR Rate Loan shall be payable to the Administrative Agent for the pro rata benefit of the Lenders in arrears (i) in the case of LIBOR Rate Loans with Interest Periods of three months or less, at the end of each applicable Interest Period and (ii) in the case of LIBOR Rate Loans with Interest Periods of more than three months, at the end of each calendar quarter and at the end of the applicable Interest Period. Whenever the unpaid principal balance of any Loan shall become due and payable (whether at the stated maturity thereof, by acceleration or otherwise) interest shall thereafter be payable, on demand, to the Administrative Agent for the pro rata benefit of the Lenders at the Involuntary Rate; provided, however, that no interest payable hereunder shall be in excess of the rate permitted by applicable law. Interest on each Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     2.5  Procedure for Revolving Credit Borrowing.  The Borrower may borrow
          ----------------------------------------
under the Revolving Credit Commitments during the Commitment Period on any Business Day by giving the Administrative Agent irrevocable notice of a request for a Revolving Credit Loan hereunder setting forth the amount of the Revolving Credit Loan requested, the date thereof, whether it is to be a LIBOR Rate Loan or a Prime Rate Loan and, if it is to be a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Requests for LIBOR Rate Loans shall be received by the Administrative Agent not later than 11:00 a.m. (Philadelphia time) three (3) Business Days prior to the first day of the Interest Period for each such Revolving Credit Loan. Requests for Prime Rate Loans may be made up to 1:00 p.m. (Philadelphia time) on the Business Day prior to the Business Day each such Revolving Credit Loan is to be made. Any request for a Revolving Credit Loan may be written or oral, but if oral, it shall be confirmed in writing sent by the Borrower to the Administrative Agent within two (2) Business Days thereafter. The Administrative Agent shall promptly advise (but in any event, by 2:00 p.m. Philadelphia time, three (3) Business Days prior to a LIBOR Rate Loan or by 3:00p.m. on the same Business Day in the case of a Prime Rate
Loan) the Lenders of any notice given pursuant to this Section 2.5 and of each Lender's portion of the requested borrowing.

     2.6   Conversion and Renewals.  The Borrower may elect from time to time
           -----------------------
to convert all or a part of one type of Revolving Credit Loan into another type of Revolving Credit Loan or to renew all or part of a Revolving Credit Loan by giving the Administrative Agent notice at least one (1) Business Day before the conversion into a Prime Rate Loan and at least three (3) Business Days before the conversion into or renewal of a LIBOR Rate Loan, specifying: (1) the renewal or conversion date; (2) the amount of the Revolving Credit Loan to be converted or renewed; (3) in the case of conversions, the type of Revolving Credit Loan to be converted into; and (4) in the case of renewals of or a conversion into LIBOR Rate Loans, the duration of the Interest Period applicable thereto; provided that (a) the minimum principal amount of each Revolving Credit Loan of a Lender outstanding after a renewal or conversion to a LIBOR Rate Loan shall be $500,000.00 or to a Prime Rate Loan shall be $250,000.00; and (b) LIBOR Rate Loans can be converted only on the last day of the Interest Period of such Loan. All notices given under this Section 2.6 shall be irrevocable and shall be given not later than 11:00 a.m. (Philadelphia time) on the day which is not less than the number of Business Days specified above for such notice. Any request for a conversion or a renewal under this Section 2.6 may be written or oral, but if oral, it shall be confirmed in writing sent by the Borrower to the Administrative Agent within two (2) Business Days thereafter. If the Borrower shall fail to give the Administrative Agent the notice as specified above for the renewal or conversion of a LIBOR Rate Loan prior to the end of the Interest Period with respect thereto, such LIBOR Rate Loan shall automatically be converted into a Prime Rate Loan on the last day of the Interest Period for such Revolving Credit Loan. The Administrative Agent shall promptly advise (but in any event, by 2:00 p.m. Philadelphia time, three (3) Business Days prior to a LIBOR Rate Loan or by 3:00 p.m. on the same Business Day in the case of a Prime Rate Loan) the Lenders of any notice given pursuant to this Section 2.6 and of each Lender's portion of the requested conversion or renewal.

     2.7   Suspension of LIBOR Rate Loans.
           ------------------------------

           (a) Disaster. Notwithstanding anything contained in this Agreement to
               --------
the contrary, if the Administrative Agent determines that:

               (i) it is unable for any reason to quote or determine rates based upon a LIBOR Rate, or

               (ii) the LIBOR Rate does not accurately reflect the cost to a Lender of making or maintaining a LIBOR Rate Loan then the Administrative Agent shall give the Borrower and the Lenders prompt notice thereof, and so long as such condition shall remain in effect the right of the Borrower to select a LIBOR Rate Loan or to convert a Prime Rate Loan into, or to borrow or renew, a LIBOR Rate Loan shall be suspended. The Borrower, in such event, shall, on the last day of a then current

Interest Period either prepay such loan together with accrued interest thereon or convert such loan into a Prime Rate Loan.

          (b) Illegality.  Notwithstanding any other provisions herein, if any
              ----------
Requirements of Law, regulation, order or decree or any change therein or in the interpretation or application thereof shall make it unlawful for a Lender to make or maintain LIBOR Rate Loans as contemplated by this Agreement, the commitment hereunder to make LIBOR Rate Loans shall forthwith be canceled with respect to such Lender upon notice to the Administrative Agent and the Borrower and Revolving Credit Loans of such Lender then outstanding as LIBOR Rate Loans, if any, shall, at the option of the Borrower, be prepaid in full together with all interest accrued and unpaid to the date of any such prepayment together with any amounts required by Section 2.10 hereof, or converted into a Prime Rate Loan.

     2.8  Applicable Margin; Periods, Etc.  The applicable Margin shall be
          -------------------------------
reset four times each fiscal year for the relevant periods set forth below, based upon the Leverage Ratio, as reflected at the close of the statement period in the Borrower's consolidated financial statements indicated in the table below, as follows:

          Financial                  Margin Period of
          Statements                 Each Fiscal Year
          ----------                 ----------------

          1st Quarter                August 1 - October 31
          2nd Quarter                November 1 - January 31
          3rd Quarter                February 1 - June 15
          Annual(Fiscal Year End)    June 16 - July 31

     2.9  Commitment Fee.  As additional compensation for the Revolving Credit
          ------------------
Commitments, the Borrower agrees to pay the Administrative Agent for the pro rata benefit of the Lenders a commitment fee for the Commitment Period based on the average daily unused portion of the Total Revolving Credit Commitment (without reference to the Borrowing Base) and the applicable Leverage Ratio and Liabilities to Tangible Net Worth Ratio as reflected in the financial statements delivered pursuant to Section 5.1 hereof in the percentage per annum as determined by reference to the grid set forth below:

                    Liabilities to Tangible Net Worth Ratio
                    ---------------------------------------

                                         Equal to or greater   Equal to or greater  Equal to or
                                         than .75 but less     than .75 but less    greater
                                         Less than 1.10        than 1.45            than 1.45
 Leverage Ratio           Less than .75
=======================================================================================================
equal to or greater           .15                   .15             .20                 .25
 than 2.50
-------------------------------------------------------------------------------------------------------
=======================================================================================================

================================================================================
 equal to or greater        .125        .15           .15            .20
 than 1.85 but less
 than 2.50
--------------------------------------------------------------------------------
less than 1.85              .10        .125           .15            .15
================================================================================

Any fee payable under this Section 2.9 which is not paid when due shall bear interest at the Involuntary Rate until paid, payable on demand. Such fee shall be computed on the basis of a 360 day year for the actual days elapsed and shall be payable monthly on the first day of each month during the Commitment Period and on the Termination Date or any earlier date of termination in accordance with the terms of this Agreement. The "unused portion of the Total Revolving Credit Commitment" means, at any time, the Total Revolving Credit Commitment less the sum of (a) the unpaid principal balance of all Revolving Credit Loans,
(b) Letter of Credit Exposure and (c) Acceptance Draft Exposure. Upon termination or reduction of the Revolving Credit Commitments, the Borrower will pay to the Administrative Agent, for the pro rata account of the Lenders, accrued unused fees on the portion of the Revolving Credit Commitment terminated or reduced to the date of termination or reduction.

     2.10  Additional Compensation in Certain Circumstances  .
           ------------------------------------------------

           (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves,
               -----------------------------------------------------------------
Capital Adequacy Requirements, Expenses, Etc.  If any law or guideline or
---------------------------------------------
interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof, or any change therein, or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) now existing or hereafter adopted:

               (i) subjects the Administrative Agent or a Lender to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans, any other extensions of credit under this Agreement or payments by the Borrower of principal, interest, commitment fee or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of the Administrative Agent or a Lender imposed by the jurisdiction in which the Administrative Agent or such Lender's principal office is located),

               (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, or other acquisition of funds by, the Administrative Agent or a Lender (or participations in any of the foregoing) (other than requirements expressly included herein in the determination of the LIBOR Rate hereunder),

               (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, the Administrative Agent or a Lender (or participations therein) or (B) otherwise applicable to the obligations of the Administrative Agent or a Lender under this Agreement, or

               (iv) imposes upon the Administrative Agent or a Lender any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding any part of the Loans or any other extensions of credit under this Agreement (or participations therein), and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon the Administrative Agent or a Lender with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans or any other extensions of credit under this Agreement (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the Administrative Agent's or a Lender's capital, taking into consideration the Administrative Agent's and such Lender's policies with respect to capital adequacy) by an amount which the Administrative Agent or a Lender deems to be material, the Administrative Agent or such Lender shall from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods) by the Administrative Agent or such Lender (which determination shall be conclusive) to be necessary to compensate the Administrative Agent or such Lender for such increase, reduction or imposition. Such amount shall be due and payable by the Borrower to the Administrative Agent or the applicable Lender ten (10) ten Business Days after such notice is given. A certificate by the Administrative Agent or a Lender as to the amount due and payable under this Section 2.10(a) from time to time and the method of calculating such amount shall be conclusive absent manifest error. All references to "Lender" shall be deemed to include any participant in such Lender's Revolving Credit Commitment.

          (b)  Indemnity. In addition to the compensation required by subsection
               ---------
(a) of this Section 2.10, the Borrower shall indemnify the Administrative Agent and each Lender against any loss or expense (including loss of margin) which the Administrative Agent or such Lender has sustained or incurred as a consequence of any

               (i) payment, prepayment or conversion of any part of any LIBOR Rate Loan on a day other than the last day of the applicable Interest Period (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due).

          (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice stated herein to be irrevocable (the Administrative Agent having in its sole discretion the options (A) to give effect to such attempted revocation and obtain indemnity under this Section 2.10(b) or (B) to treat such attempted revocation as having no force or effect, as if never made), or

          (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or the Notes, including without limitation any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, commitment fee or other amount due hereunder or under a Note.

If the Administrative Agent or a Lender sustains or incurs any such loss or expense it shall from time to time notify the Borrower of the amount determined in good faith by the Administrative Agent or such Lender (which determination shall be conclusive) to be necessary to indemnify the Administrative Agent or such Lender for such loss or expense. Such amount shall be due and payable by the Borrower to the Administrative Agent or Lender ten (10) Business Days after such notice is given.

          All references to "Lender" shall be deemed to include any participant in such Lender's Revolving Credit Commitment.

          The indemnities set forth herein shall survive payment in full of all LIBOR Rate Loans and all other Revolving Credit Loans made pursuant to this Agreement.

     2.11 Termination or Reduction of Commitment.  Subject to the indemnity
          --------------------------------------
agreement with respect to LIBOR Rate Loans set forth in Section 2.10(b) hereof, the Borrower shall have the right, upon not less than three (3) Business Days' irrevocable notice to the Administrative Agent (which shall promptly notify each of the Lenders), to terminate the Total Revolving Credit Commitment or, from time to time, to reduce the amount of the Total Revolving Credit Commitment, provided that (a) any such reduction (i) shall be in the minimum amount of $1,000,000 or a multiple thereof, (ii) shall reduce permanently the amount of the Total Revolving Credit Commitment then in effect, and (iii) shall be accompanied by prepayment of the Loans outstanding, together with accrued interest on the amount so prepaid to the dates of each such prepayment, to the extent, if any, that the Aggregate Outstandings exceed the amount of the Total Revolving Credit Commitment as then reduced, and (b) any such termination of the Total Revolving Credit Commitment shall be accompanied by prepayment in full of the Loans outstanding, together with accrued interest thereon to the date of prepayment, and the payment of any unpaid commitment fee then accrued hereunder, and (c) no such reduction shall reduce the Total Revolving Credit Commitment to an amount which is less than the sum of the Letter of Credit Exposure plus the Acceptance Draft Exposure, and (d) no such termination shall be effective if there is then any Letter of Credit Exposure or Acceptance Draft Exposure.

     2.12  Prepayment.  Subject to the indemnity agreement with respect to
           ----------
LIBOR Rate Loans set forth in Section 2.10(b) hereof, the Borrower (a) may prepay any Loan in whole or in part without premium or penalty and (b) shall prepay Loans during the Required Borrowing Base Period to the extent that the Aggregate Outstandings exceed the Borrowing Base. Each prepayment shall be made together with interest accrued on the amount prepaid to the date of prepayment. Prepayments of Loans may be reborrowed on a revolving basis as aforesaid.

     2.13  Payments. (a)  Except as set forth below with respect to Swing
           --------
Loans, all payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without setoff or counterclaim and shall be made to the Lenders on the date of payment at the office of the Administrative Agent set forth in Section 10.1 hereof or at such other place as the Administrative Agent may from time to time designate in writing on or before 11:00 a.m. (Philadelphia time). All such payments with respect to Swing Loans shall be to the Swing Lender. All such payments shall be made in lawful money of the United States of America and in immediately available funds. If any payment hereunder (other than payments on LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day and, in the event of any extension, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

           (b) The Borrower hereby authorizes the Administrative Agent to charge any of its accounts maintained at the Administrative Agent on the date any payment is due hereunder or under a Note.

     2.14  Pro Rata Treatment.  (a) Except for any payment, reimbursement or
           ------------------
other indemnity to any Lender or other indemnified person under Section 2.7(b), 2.10, 2.19 or 10.4 hereof, or under Section 2.4 or 2.13 hereof with respect to Swing Loans, each borrowing, each payment of any fee or other amount payable hereunder and each reduction of the Total Revolving Credit Commitment shall be made pro rata among the Lenders in the proportions that their Revolving Credit Commitments bear to the Total Revolving Credit Commitment. Each payment or prepayment of principal of the Revolving Credit Notes and each payment of interest on the Revolving Credit Notes shall be made pro rata among the Lenders in the proportions that the amount outstanding under a Revolving Credit Note payable to a particular Lender bears to the aggregate amount outstanding under the Revolving Credit Notes.

           (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to the time such Lender is required to fund any proposed borrowing that such Lender will not make the amount that would constitute its pro rata share of such borrowing on such date available to the Administrative Agent, the Administrative Agent may (assuming that the Administrative Agent has furnished such Lender with notice of the proposed borrowing as required under Section 2.5 hereof) assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available by such Lender to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Lender's pro rata share of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's pro rata share of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's pro rata share of such borrowing is not in fact made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to the relevant Revolving Credit Loans hereunder, on demand, from the Borrower.

           (c) Notwithstanding the foregoing provisions of this Section 2.14, in the event that a Lender fails to make any amount that would constitute its pro rata share of a borrowing available to the Administrative Agent, the Administrative Agent shall so notify the other Lender(s) whereupon such Lender(s) shall be required to make such amount available to the Administrative Agent on a pro rata basis between (or among) the Lenders in the proportions that their Revolving Credit Commitments bear to the Total Revolving Credit Commitment, in an aggregate amount not to exceed the amount of such Lender's unused Revolving Credit Commitment as set forth on Schedule A attached hereto.

     2.15  Sharing of Setoffs.  Each Lender agrees that if it shall, through
           ------------------
the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or a Guarantor, including, but not limited to, a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of a Revolving Credit Note held by it or participation in the Swing Loan Note as a result of which the unpaid principal portion of the Revolving Credit Note held by it or participation in the Swing Loan Note shall be proportionately less than the unpaid principal portion of the Revolving Credit Notes or participation in the Swing Loan Note held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Revolving Credit Note or participation in the Swing Loan Note held by such other Lender with the purchase price payable in cash upon demand by such other Lender, so that the aggregate unpaid principal amount of the Revolving Credit Notes and participations in Revolving Credit Notes and the Swing Loan Note held by it shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Credit Notes and the Swing Loan Note then outstanding as the principal amount of the Revolving Credit Notes and participation in the Swing Loan Note held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Revolving Credit Notes and the Swing Loan Note outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and such other Lender shall thereafter receive or recover from or respecting the Borrower or any Guarantor any amount in respect of a Revolving Credit Note or Swing Loan Note proportionally greater than that received by the first Lender, such purchase or purchases or adjustments shall be repurchased and rescinded to the extent of such receipt or recovery and the purchase price or prices paid or adjustments made shall be repaid or restored, as applicable, without interest; provided, that, if such disproportionate amount received or recovered by such other Lender exceeds the amount necessary to restore the Lenders respective pro rata shares, then this section shall apply to such excess. If all or part of any proportionately greater payment received by any purchasing Lender is thereafter recovered from such purchasing Lender upon the bankruptcy or reorganization of the Borrower or any Guarantor, or otherwise, the purchases by such purchasing Lender shall be rescinded and the purchase price paid for the participations purchased by such purchasing Lender shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Note deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender held a Note in the amount of such participation.

     2.16  Use of Proceeds.  The Borrower will utilize the proceeds of the
           ---------------
initial Revolving Credit Loans to repay any amounts owing to the Administrative Agent or the lenders named under the revolving credit agreement among the Administrative Agent and certain lenders and the Borrower dated as of July 12, 2000 (the "Prior Agreement"). Any remaining proceeds of the initial borrowing and of any subsequent Loans may be used by the Borrower for working capital purposes, capital expenditures and to fund the purchase price of Permitted Acquisitions. Letters of Credit shall be issued by the Issuing Lender hereunder for the account of the Borrower and shall be issued for the purpose of providing a payment mechanism in connection with the purchase of any materials, goods or services by the Borrower or any Guarantors in the ordinary course of their respective businesses. Acceptance Drafts shall be utilized to finance the importation, exportation or domestic shipment of goods. No portion of the proceeds of any Loan and no Letter of Credit or Acceptance Draft shall be used by the Borrower in any manner which might cause the borrowing of such Loan, or such Letter of Credit or Acceptance Draft, or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board.

     2.17  Issuance of Letters of Credit.  Upon the request of the Borrower,
           -----------------------------
and subject to the conditions set forth herein and such other conditions to the opening of Letters of Credit as the Issuing Lender requires of its customers generally, the Issuing Lender shall from time to time during the Commitment Period issue documentary or standby letters of credit (each, a "Letter of Credit") for the account of the Borrower. The issuance of each Letter of Credit shall be made on at least one (1) Business Day's prior written notice from the Borrower to the Issuing Lender which written notice shall be an application for a Letter of Credit on the Issuing Lender's customary form. The expiration date of any Letter of Credit shall not be later than one (1) year from the date of issuance thereof nor, in any event, later than the Termination Date. The Letters of Credit shall be issued in respect of any transactions occurring in the Borrower's ordinary course of business.

     2.18  Actions of Issuing Lender.  Any Letter of Credit may, in the
           -------------------------
discretion of the Issuing Lender or its correspondents, be interpreted by them (to the extent not inconsistent with such Letter of Credit) in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, as adopted or amended from time to time, or any other rules, regulations and customs prevailing at the place where any Letter of Credit is available or the drafts thereunder are drawn or negotiated. The Issuing Lender and its correspondents may in good faith accept and act upon the name, signature, or act of any party purporting to be the executor, administrator, receiver, trustee in bankruptcy, or other legal representative of any party designated in any Letter of Credit in the place of the name, signature, or act of such party.

     2.19  Indemnity as to Letters of Credit.  The Borrower hereby agrees to
           ---------------------------------
indemnify and hold harmless the Issuing Lender, the Administrative Agent and the Lenders from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Issuing Lender, the Administrative Agent or the Lenders may incur or suffer by reason of or in connection with the execution and delivery or assignment of, or payment under, any Letter of Credit, except only if and to the extent that any such claim, damage, loss, liability, cost or expense shall be caused by the willful misconduct or gross negligence of the Issuing Lender, the Administrative Agent or any Lender performing its obligations respecting such Letter of Credit under this Agreement. Without limiting the foregoing, the Borrower further agrees to indemnify and hold harmless the Issuing Lender, the Administrative Agent, the Lenders and their respective officers and directors, each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act of 1933 or any applicable state securities law and their respective successors and assigns from and against any and all claims, damages, losses, liabilities, costs or expenses, joint or several, to which they or any of them may become subject under any federal or state securities law, rule or regulation, at common law or otherwise, insofar as such claims, damages, losses, liabilities, costs or expenses arise out of or are based upon the execution and delivery by the Issuing Lender of any Letters of Credit or the execution and delivery of any other document in connection therewith (but not including any claims, damages, losses, liabilities, costs or expenses arising from the gross negligence or willful misconduct of the Issuing Lender, the Administrative Agent or a Lender). The Borrower upon demand by the Administrative Agent at any time, shall reimburse the Administrative Agent for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing. The indemnities contained herein shall survive the expiration or termination of the Letters of Credit and this Agreement.

     2.20  Letter of Credit and Acceptance Draft Fees.  The Borrower agrees to
           ------------------------------------------
pay to the Issuing Lender its standard Letter of Credit draw fees in effect from time to time, its standard fees in effect from time to time with respect to Acceptance Drafts and commissions on Letters of Credit in an amount of less than $500.00. The Borrower also agrees to pay any Letter of Credit commission or Acceptance Draft discount in excess of $500.00 to the Administrative Agent. The full amount of such commission or discount in excess of $500.00 shall be shared with the Lenders on a pro rata basis in accordance with the provisions of
Section 2.14 hereof.

     2.21  Acceptance Drafts.  (a)  Upon the terms and conditions hereof, the
           -----------------
Borrower may, from time to time during the Commitment Period, request the Issuing Lender to accept drafts in the form of Exhibit B (each an "Acceptance Draft" and, collectively, the "Acceptance Drafts"), at the Borrower's election.

           (b) The Borrower shall give the Issuing Lender telephonic notice (immediately confirmed in writing) of its request that the Issuing Lender accept such Acceptance Draft no later than 1:00 p.m. (Philadelphia time) on the same day of such request (the "Acceptance Date"). Such notice shall contain the aggregate face amount (which shall be in minimum aggregate principal amounts of $1,000,000 and in integral multiples of $100,000 in excess thereof) and maturity date of such Acceptance Draft, which maturity date shall not be later than the earlier of (a) 120 days after the Acceptance Date of such Acceptance Draft, as the Borrower shall designate, and (b) the Termination Date. Such notices also shall describe the underlying goods and indicate their origin and destination points or provide other evidence of the underlying transaction in form and substance as may be acceptable to the Issuing Lender to permit it to accurately complete the appropriate eligibility legend (i.e., "eligibility certificate") on the face of the relevant Acceptance Draft. The Borrower shall promptly confirm such telephonic notices by telecopy and mailing an original signed notice. Each draft shall mature on a Business Day, which shall be at least thirty (30) days after the related Acceptance Date. No Acceptance Draft shall be dated or accepted more than thirty (30) days before or more than thirty (30) days after the date of the shipment of goods to which it relates. The Borrower hereby irrevocably authorizes the Issuing Lender to complete its Acceptance Draft in accordance with the instructions given pursuant to this Section 2.21. Any pre-signed drafts held by the Issuing Lender for completion shall not be affected by the departure of the signer as an authorized signatory of the Borrower, which drafts shall nevertheless remain valid and binding upon the Borrower for all purposes as if the signer's authority had continued in effect. (Such completion and presentment, however, shall not obligate the Issuing Lender to accept any such Acceptance Draft.)

          (c) Upon receipt of such notices from the Borrower, the Issuing Lender shall promptly notify the Administrative Agent which shall promptly notify each Lender of (i) its pro rata (based on its Revolving Credit Commitment) share of such Acceptance Draft, (ii) the maturity date of such Acceptance Draft and (iii) the discount rate and commission applicable to such Acceptance Draft. The Issuing Lender may decline to create any such Acceptance Draft if the Issuing Lender is not then providing such financing to its middle market customers with credit standings similar to the Borrower's.

          (d) Each Acceptance Draft shall relate to one or more specific transactions involving the importation or exportation of goods or the domestic shipment of goods within the United States. The goods relating to each Acceptance Draft shall have a c.i.f. value equaling or exceeding the amount of such Acceptance Draft, shall be of good and merchantable quality, shall be fully insured in accordance with prudent industry practice and shall not be the subject of any security interest granted by the Borrower or any Subsidiary. No other source shall have financed the transaction underlying any Acceptance Draft. The Borrower shall procure, prior to creation of any Acceptance Draft, all import, export and other licenses essential to the underlying transaction and shall have complied with all applicable laws pertaining to the underlying goods and transaction. Each Acceptance Draft shall qualify (upon acceptance) in all respects with the requirements for eligibility for discount of the Federal Reserve Banks of the United States. With regard to each Acceptance Draft presented, the Borrower represents and warrants to the Issuing Lender, the Administrative Agent and the Lenders that, as of the date of presentment, such Acceptance Draft and underlying goods and transaction conform to the requirements of this subsection, and the Borrower covenants and agrees that they will continue to conform to those requirements for so long as such Acceptance Draft is outstanding.

          (e) The Borrower represents and warrants that, with respect to each Acceptance Draft which the Borrower shall request the Issuing Lender to accept and discount, (i) such Acceptance Draft will grow out of one or more transactions involving the importation, exportation or domestic shipment of goods, (ii) prior to any request that such Acceptance Draft be accepted and discounted, the Borrower shall have entered into a contract or contracts specifically providing for the transaction or transactions to which such Acceptance Draft relates having an aggregate value not less than the face amount of such Acceptance Draft, (iii) completion of the transaction or transactions to which such Acceptance Draft relates will be scheduled to occur on or before the maturity date of such Acceptance Draft, (iv) the maturity of such Acceptance Draft will be consistent with the period usually and reasonably necessary to finance transactions similar to the transaction or transactions to which such Acceptance Draft relates, but in no case shall such period be longer than 120 days, (v) the proceeds of such Acceptance Draft shall be used solely to complete the transaction or transactions to which such Acceptance Draft relates, and the proceeds of such transaction or transactions shall be used to liquidate the credit created by the acceptance and discounting of such Acceptance Draft, (vi) the Borrower will not have outstanding any other financing of the transaction or transactions to which such Acceptance Draft relates except under this Agreement,
(vii) the Borrower will be either (1) the importer or exporter of the goods, the importation or exportation of which is being financed by such Acceptance Draft or (2) the buyer or seller of the goods, the domestic shipment of which is being financed by such Acceptance Draft, and (viii) such Acceptance Draft will be eligible for discount under the Federal Reserve Act.

     2.22  Payment in Respect of Letters of Credit and Acceptances;
           --------------------------------------------------------
Reimbursement.  Upon the issuance of any Letter of Credit, the Issuing Lender
-------------
shall notify the Administrative Agent which shall notify each Lender of the principal amount, the number, and the expiration date thereof and the amount of such Lender's participation therein. By the issuance of a Letter of Credit hereunder and without further action on the part of the Issuing Lender, the Administrative Agent or the Lenders, each Lender hereby accepts from the Issuing Lender a participation (which participation shall be nonrecourse to the Issuing Lender) in such Letter of Credit equal to such Lender's pro rata (based on its Revolving Credit Commitment) share of such Letter of Credit, effective upon the issuance of such Letter of Credit. The Issuing Agent shall notify the Administrative Agent which shall notify each Lender of the presentment to the Issuing Lender of any draft for acceptance hereunder, which notice shall include the amount of such draft and the maturity date thereof. Upon the acceptance of any Acceptance Draft, the Issuing Agent shall notify the Administrative Agent which shall: (i) notify each Lender of the net proceeds thereof and the amount of such Lender's participation therein (acquired pursuant to the terms hereof) and (ii) credit the net proceeds thereof to the Borrower's account maintained with the Administrative Agent for such purpose. Such net proceeds shall be in an amount equal to the face amount of such Acceptance Draft less the applicable discount and commission. The funds, net of such discounts and commissions, so credited to the Borrower's account shall be immediately available to the Borrower, and the Administrative Agent shall promptly notify the Borrower as to the amount of the net funds so credited. By acceptance of an Acceptance Draft and without further action on the part of the Issuing Lender, the Administrative
Agent or the Lenders, each Lender hereby accepts from the Issuing Lender a participation (which participation shall be nonrecourse to the Issuing Lender) in such Acceptance Draft equal to such Lender's pro rata (based on its Revolving Credit Commitment) share of such Acceptance Draft, effective upon the issuance of such Acceptance Draft. Each Lender hereby absolutely and unconditionally agrees to pay and discharge, and to indemnify and hold harmless the Issuing Lender from liability in respect of, such Lender's pro rata share of the amount of any drawing under a Letter of Credit and payment of any Acceptance Draft. Each Lender acknowledges and agrees that its obligation to acquire participations in each Letter of Credit issued by and each Acceptance Draft accepted by the Issuing Lender and its obligation to make the payments specified herein, and the right of the Issuing Lender to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Issuing Lender shall review, on behalf of the Lenders, each draft presented under a Letter of Credit and shall notify each Lender of any such presentment. Promptly after it shall have ascertained that any draft presented under any Letter of Credit appears on its face to be in substantial conformity with the terms and conditions of such Letter of Credit, the Issuing Lender shall give notice to the Administrative Agent which shall give telephonic or facsimile notice to the Lenders and the Borrower of the receipt and amount of such draft and the date on which payment thereon will be made. The Borrower shall pay to the Issuing Lender the amount specified in such notice by no later than 11:00 a.m. (Philadelphia time) on the date such payment is scheduled to be made and shall pay to the Issuing Lender the face amount of any Acceptance Draft on the maturity date thereof. If the Borrower has not so discharged such payment obligations and the Issuing Lender is unable to recover the required amount by debiting the Borrower's account, the Issuing Lender shall give the Administrative Agent notice which shall give each Lender notice of any amount that remains unpaid, and each Lender shall promptly, but in any event within two hours of the receipt of such notice, pay the amounts required to the Issuing Lender in immediately available funds, and, with respect to Letters of Credit, the Issuing Lender, not later than 3:00 p.m. (Philadelphia time) on such day, shall make the appropriate payment to the applicable beneficiary. If the Lenders shall pay to the Issuing Lender the amount of any draft presented under a Letter of Credit or make any such payment upon the maturity of an Acceptance Draft, then the Issuing Lender, on behalf of the Lenders, shall charge the general deposit account of the Borrower with the Issuing Lender for the amount thereof, together with the Issuing Lender's customary overdraft or similar fee in the event the funds available in such account shall not be sufficient to reimburse the Lenders for such payment. If the Lenders have not been paid with respect to any drawing or any Acceptance Draft as provided above, the Borrower shall pay to the Issuing Lender, for the account of the Lenders, the amount of such drawing together with interest on such amount at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Involuntary Rate, payable on demand. The obligations of the Borrower under this
Section 2.22 to pay the Issuing Lender, the Lenders and the Administrative Agent for all drawings under Letters of Credit and payments made in respect of Acceptance Drafts shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms, irrespective of:

          (a) any lack of validity or enforceability of any Letter of Credit or Acceptance Draft;

          (b) the existence of any claim, setoff, defense or other right which the Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit or the holder of any Acceptance Draft, the Issuing Lender, the Administrative Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense not otherwise waived hereunder based on the gross negligence or willful misconduct of the Issuing Lender, the Administrative Agent or any Lender) or any other Person in connection with this Agreement or any other transaction;

          (c) any draft or other document presented under or in connection with any Letter of Credit or Acceptance Draft proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (d) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit;

          (e) the existence, character, quantity, quality, condition, packing, value or delivery of any goods or other property relating to any Letter of Credit or Acceptance Draft;

          (f) the time, place, manner or order in which shipment is made;

          (g) the provisions of any insurance policy or any act or omission of any insurer, shipper, warehouseman, carrier, correspondent or other Person; or

          (h) any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

          Neither the Issuing Lender, the Administrative Agent nor a Lender shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or Acceptance Draft or any payment or failure to make payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender, the Administrative Agent or a Lender, provided that the foregoing shall not be construed to excuse the Issuing Lender, the Administrative Agent or a Lender from liability to the Borrower to the extent of damages suffered by the Borrower that are caused by the Issuing Lender=s, the Administrative Agent's or such Lender's gross negligence or willful misconduct. It is understood that in making any payment under any Letter of Credit (x) the Issuing Lender=s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including, without limitation, good faith reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of the Issuing Lender.

     2.23  Ineligibility of Acceptance Drafts.  In the event that any
           ----------------------------------
Acceptance Draft accepted pursuant to this Agreement does not, for reasons beyond the control of the Issuing Lender, comply at the time of its acceptance with applicable regulations of the Board governing bankers' acceptances and would not be eligible under such regulations for discount with a Federal Reserve Bank or if for any other reason any Acceptance Draft is deemed by the Issuing Lender not eligible for discount, the Borrower will, upon receipt of written notice from the Issuing Lender, forthwith pay to the Issuing Lender any additional cost or costs, as determined by the Issuing Lender, incurred by the Issuing Lender (including, without limitation, any costs resulting from a higher discount rate upon disposition of such Acceptance Draft by the Issuing Lender, any funding costs resulting from a higher discount rate upon disposition of such Acceptance Draft by the Issuing Lender, reserve requirements or additional premium liability to the

Federal Deposit Insurance Corporation) in connection with such Acceptance Draft on account of such noncompliance or ineligibility.

                  SECTION 3.  REPRESENTATIONS AND WARRANTIES
                              ------------------------------

     In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and to issue Letters of Credit and to create Acceptance Drafts herein provided for, the Borrower hereby covenants, represents and warrants to the Administrative Agent and the Lenders that:

     3.1  Financial Condition.  The consolidated balance sheet and
          -------------------
consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries as at February 29, 2000 audited by Lazar Levine & Company, LLC, CPAs and the interim consolidated balance sheet and related consolidated statements of income, retained earnings and cash flows as of May 31, 2000 have heretofore been furnished to the Lenders, and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates, and the results of their operations for the fiscal year and fiscal quarter, respectively, then ended. Such annual financial statements have been prepared in accordance with GAAP and such interim financial statements have been prepared on a basis consistent with the annual financial statements, subject to the year end adjustments. Neither the Borrower nor any of its Subsidiaries has any material contingent obligations, contingent liabilities or liability for taxes, long-term lease or unusual forward or long-term commitment, which are not reflected in the foregoing statements or in the notes thereto.

     3.2   No Change.  Since May 31, 2000 there has been no material adverse
           ---------
change in the business, operations, assets or financial or other condition of the Borrower or its Subsidiaries.

     3.3  Corporate Existence; Compliance with Law; Subsidiaries.  Each of the
          ------------------------------------------------------
Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
(ii) has the corporate power and authority and the legal right to own and operate its properties, and to conduct the business in which it is currently engaged, (iii) does not own or operate properties or conduct business which requires qualification as a foreign corporation in any jurisdiction in which it is not so qualified, and (iv) is in compliance with all Requirements of Law; except to the extent that the failure to so qualify as a foreign corporation as required by clause (iii) of this Section 3.3 or to comply with all Requirements of Law as required by clause (iv) of this Section 3.3 would not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole, and would not materially adversely affect the ability of the Borrower or a Subsidiary to perform its obligations under the Loan Documents.

     3.4  Corporate Power; Authorization; Enforceable Obligations.  The
          -------------------------------------------------------
Borrower and each of its Subsidiaries has the corporate power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents and, in the case of the Borrower, to borrow and obtain other extensions of credit hereunder. The Borrower has taken all necessary corporate action to authorize the borrowings and other extensions of credit hereunder on the terms and conditions of this Agreement and the Borrower and each of its Subsidiaries has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents. No consent or authorization of, filing with, or other act by or in respect of any other Person (including stockholders and creditors of the Borrower or its Subsidiaries) or any Governmental Authority, is required in connection with the borrowings and other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. Each of the Loan Documents has been duly executed and delivered on behalf of the Borrower or its Subsidiaries, as applicable, and each of the Loan Documents constitutes a legal, valid and binding obligation of the Borrower or its Subsidiaries, as applicable, enforceable against the Borrower or its Subsidiaries, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

     3.5  Legal Bar.  The execution, delivery and performance of each of the
          ---------
Loan Documents and the borrowings and other extensions of credit hereunder and the use of the proceeds thereof, will not violate any of the Requirements of Law or Contractual Obligations of the Borrower or its Subsidiaries, and will not result in, or require the creation or imposition of, any Lien on any of its respective properties or revenues pursuant to any Requirements of Law or Contractual Obligations.

     3.6  No Material Litigation.  No litigation, investigation or proceeding
          ----------------------
of or before any arbitrator or Governmental Authority is pending by or against the Borrower or any Subsidiary or any of its respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which if adversely determined, would have a material adverse effect on the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole.

     3.7  No Default.  Neither the Borrower nor any of its Subsidiaries is in
          ----------
default under or with respect to any Contractual Obligations in any respect which would be materially adverse to the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as whole or which would materially and adversely affect the ability of the Borrower or its Subsidiaries to perform its respective obligations under any of the Loan Documents. No Default or Event of Default has occurred and is continuing.

     3.8  No Burdensome Restrictions.  No Contractual Obligations of the
          --------------------------
Borrower or its Subsidiaries and no Requirements of Law materially adversely affect, or insofar as the Borrower or its Subsidiaries may reasonably foresee may so affect, the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole.

     3.9  Federal Regulations.  Neither the Borrower nor its Subsidiaries is
          -------------------
engaged nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect. No part of the proceeds of any Loans hereunder, and no Letter of Credit or Acceptance Draft, will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of the Board.

     3.10 Environmental Regulation. (a)  The Borrower has no knowledge of
          ------------------------
receipt of any past, pending or threatened:

             (i) claims, complaints, notices or requests for information with respect to any alleged violation of any Environmental Law that, singly or in the aggregate, have resulted in, or may reasonably be expected to result in, any material adverse change in the financial or business conditions of the Borrower and its Subsidiaries taken as a whole; or

             (ii) complaints, notices or inquiries to the Borrower or any Subsidiary of the Borrower regarding potential liability under any Environmental Law that, singly or in the aggregate, have resulted in, or may reasonably be expected to result in, any material adverse change in the financial or business conditions of the Borrower and its Subsidiaries taken as a whole;

          (b) No property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower is listed or proposed for listing on the National Priorities List pursuant to

CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up; and

           (c) Neither the Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower for any remedial work, damage to natural resources or personal injury, including claims under CERCLA.

     3.11  Title to Properties.  Each of the Borrower and its Subsidiaries has
           -------------------
valid leases of or good and marketable title to its respective properties and assets, including the properties and assets reflected in the balance sheets described in Section 3.1 hereof. Such properties and assets are not subject to any Lien, except as reflected in such balance sheets and except to the extent otherwise permitted by Section 7.2 hereof.

     3.12  Taxes.  The Borrower and its Subsidiaries have filed all Federal,
           -----
state and other tax returns which to the knowledge of the Borrower and its Subsidiaries is required to be filed and have paid all taxes shown as due and payable on said returns or on any assessments made against them or any of their respective properties except such taxes, if any, as are being contested in good faith and by proper proceedings and as to which adequate reserves have been maintained in conformity with GAAP.

     3.13  ERISA.  Based upon ERISA and the regulations and published
           -----
interpretations thereunder, each of the Borrower, its Subsidiaries and each ERISA Affiliate is in compliance in all material respects with all applicable provisions, if any, of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted such proceedings; each of the Borrower, its Subsidiaries and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of such Plan in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower, its Subsidiaries and each ERISA Affiliate to the PBGC or such Plan under Title IV of ERISA, and neither the

Borrower, its Subsidiaries nor an ERISA Affiliate has incurred any liability to the PBGC under ERISA.

     3.14  Operation of Business.  The Borrower and its Subsidiaries possess
           ---------------------
all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and neither the Borrower nor any Subsidiary is in material violation of any valid rights of others with respect to any of the foregoing except where the failure to obtain licenses or permits does not individually or in the aggregate materially and adversely impair the ability of a Borrower or any of its Subsidiaries to operate its business or perform its obligations under a Loan Document.

                       SECTION 4.  CONDITIONS PRECEDENT
                                   --------------------

     4.1  Conditions to Initial Revolving Credit Loan.  The obligation of the
          -------------------------------------------
Lenders to make the initial extension of credit to the Borrower hereunder is subject to the satisfaction of the following conditions precedent:

          (a) Revolving Credit Notes.  Each Lender shall have received a
              ----------------------
Revolving Credit Note conforming to the requirements hereof and duly executed by the Borrower.

          (b) Legal Opinion.  The Administrative Agent and each Lender shall
              -------------
have received a favorable opinion of counsel to the Borrower and the Guarantors satisfactory in form and substance to the Administrative Agent and the Lenders and covering such matters incident to the transactions contemplated by this Agreement as the Administrative Agent shall reasonably require.

          (c) Guarantee.  Each Lender shall have received the Guarantee duly
              ---------
executed by each Guarantor.

          (d)  Certified Copies and Other Documents.  The Lenders shall have
               ------------------------------------
received such certificates and other documents relating to the Borrower and the Guarantors with respect to the matters herein contemplated as the Administrative Agent may request, including but not limited to:

               (i) certificates of good standing from the Secretary of State of New York if incorporated under the laws of the State of New York or doing business in New York and, if incorporated in a jurisdiction other than New York, from the Secretary of State or applicable Governmental Authority of such jurisdiction of incorporation and from the Secretary of State or applicable Governmental Authority of each jurisdiction in which an office is maintained;

          (ii) certificates of incorporation and all amendments thereto certified by the applicable Secretary of State or applicable Governmental Authority;

          (iii) certificates of an officer of the Borrower dated the date of this Agreement certifying (x) true and correct copies of the by-laws of the Borrower as in effect on the date of adoption of the resolutions referred to in
(y) of this subsection (iii), (y) true and correct copies of resolutions adopted by the board of directors of the Borrower (1) authorizing the borrowings and the other extensions of credit from the Lenders hereunder, the execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party and the performance by the Borrower of its obligations under each of the Loan Documents to which it is a party, (2) approving forms in substantially execution form of each of the Loan Documents to which it is a party, and (3) authorizing officers of the Borrower to execute and deliver each of the Loan Documents to which it is a party, and (z) the incumbency and specimen signatures of the officers of the Borrower executing any documents delivered to the Administrative Agent or a Lender by the Borrower in connection herewith;

          (iv) certificates of an officer of each Guarantor dated the date of this Agreement certifying (w) true and correct copies of the by-laws of such Guarantor as in effect on the date of adoption of the resolutions referred to in
(x) of this subsection (iv), (x) true and correct copies of resolutions adopted by the board of directors of such Guarantor authorizing (1) the execution, delivery and performance by such Guarantor of each of the Loan Documents to which it is a party and the performance by such Guarantor of its obligations under each of the Loan Documents to which it is a party, (2) approving forms in substantially execution form of each of the Loan Documents to which it is a party, and (3) authorizing officers of such Guarantor to execute and deliver each of the Loan Documents to which it is a party, (y) true and correct copies of resolutions adopted by the shareholders of such Guarantor authorizing the execution and delivery of the Loan Documents to which it is a party and (z) the incumbency and specimen signatures of the officers of such Guarantor executing any documents delivered to the Administrative Agent or a Lender by such Guarantor in connection herewith.

     (e)  Fees.  The Administrative Agent shall have received evidence of
          ----
payment of an origination fee in the amount of $90,000.00 for the pro rata benefit of the Lenders, the Administrative Agent's per annum fee pursuant to a side letter between the Administrative Agent and the Borrower and the Administrative Agent's attorneys fees and disbursements.

          (f) Termination of the Prior Agreement.  The Lenders shall have
              ----------------------------------
received evidence of payment of any sums due under and the termination of the Prior Agreement.

          (g) Additional Matters.  All other documents and legal matters in
              ------------------
connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent and its counsel.

     4.2  Conditions to All Loans, Etc.  The obligation of the Lenders to make
          ----------------------------
any Loan (including the initial Revolving Credit Loan) to be made hereunder, issue any Letter of Credit to be issued hereunder or accept any Acceptance Draft to be accepted hereunder is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties made by the Borrower herein or which are contained in any other Loan Document or any certificate, document or financial or other statement furnished at any time under or in connection herewith, shall be correct on and as of the date of such extension of credit as if made on and as of such date except to the extent that such representation is stated to be made as of a date certain.

          (b) No Default or Event of Default.  No Default or Event of Default
              ------------------------------
shall have occurred and be continuing on the date of such extension of credit or after giving effect to the extension of credit to be made on such date.

          Each extension of credit to the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder as of the date of each such extension of credit that the conditions in clauses (a) and (b) of this
Section 4.2 have been satisfied.

                       SECTION 5.  AFFIRMATIVE COVENANTS
                                   ---------------------

     The Borrower hereby agrees that so long as the Revolving Credit Commitments remain in effect, a Note, any Letter of Credit or any Acceptance Draft remains outstanding and unpaid, or any other amount is owing to the Administrative Agent or a Lender hereunder, the Borrower will and will cause each of its Subsidiaries to:

     5.1  Information.  Furnish to the Lenders or cause to be furnished to the
          -----------
Lenders:

          (1) As soon as available, but not more than one hundred (100) days after the close of each fiscal year, the

Borrower's Form 10-K and the financial statements of the Borrower and its Subsidiaries including the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries with related consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all prepared in accordance with GAAP consistently applied and audited by a firm of independent certified public accountants acceptable to the Required Lenders. Such financial statements shall be accompanied by a certificate of the chief financial officer of the Borrower demonstrating compliance with the financial covenants contained in Section 6 of this Agreement and to the effect that, having read this Agreement and the other Loan Documents and based upon an examination which in the opinion of such officer was sufficient to enable such officer to make an informed statement, nothing came to such officer's attention which would cause such officer to believe that an Event of Default or Default had occurred, and, if so, stating the facts with respect thereto and whether the same has been cured prior to the date of such certificate, and, if not, what action is proposed to be taken with respect thereto.

          (2) As soon as possible, but not more than fifty(50) days after the close of the first three (3) fiscal quarters of each year, the Borrower's Form 10-Q and the financial statements of the Borrower and its Subsidiaries including consolidated and consolidating balance sheets of the Borrower and its Subsidiaries with related consolidated and consolidating statements of income, retained earnings and cash flows as of the last day of and for such quarter and for the period of the fiscal year ended as of the close of the particular quarter, all such quarterly statements to be in reasonable detail, all prepared on a basis consistent with the annual financial statements, subject to year end adjustments and certified as to fairness of presentation by the chief financial officer of the Borrower. Such financial statements shall be accompanied by a certificate signed by the chief financial officer of such Borrower as specified in paragraph (1) above.

          (3) Prompt written notice if: (i) any obligation (other than an obligation under this Agreement) of the Borrower or any of its Subsidiaries for borrowed money or for the deferred purchase price of any property is declared or shall become due and payable prior to its stated maturity, (ii) the holder of any note (other than a Note), or other evidence of indebtedness, certificate or security evidencing any such obligation, has the right to declare such obligation due and payable prior to its stated maturity, or (iii) to the knowledge of any officer of the Borrower or any of its Subsidiaries there shall occur an Event of Default or a Default.

          (4) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Borrower or any of its Subsidiaries a party to any proceeding before any governmental body which relates to any of the Loan Documents or which if adversely determined would have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order,
(ii) any lapse or other termination of a license, permit or other authorization issued to the Borrower or any of its Subsidiaries by any Governmental Authority or Person, which lapse or other termination would have a material adverse effect on the property, business, profits or conditions (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (iii) any refusal by any Governmental Authority or any other Person to renew or extend such license, permit or other authorization, and (iv) any suit between the Borrower or any of its Subsidiaries and any Governmental Authority or any other Person or formal demand made upon the Borrower or any of its Subsidiaries by any Governmental Authority or any other Person which if adversely determined would have a material adverse effect on the property, business, profits or conditions (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

          (5) Prompt written notice in the event that: (i) the Borrower or an ERISA Affiliate shall fail to make any payment when due and payable under any Plan or (ii) the Borrower or an ERISA Affiliate shall receive notice from the Internal Revenue Service or the Department of Labor that it shall have failed to meet the minimum funding requirements of any Plan, and include therewith a copy of such notice.

          (6) Copies of any request for a waiver of the funding standards or any extension of the amortization periods required by Sections 303 and 304 of ERISA, or Section 402 of the Internal Revenue Code of 1986, as amended from time to time, promptly after any such request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be.

          (7) Promptly after a Reportable Event occurs which may result in a termination of a Plan, or the Borrower or an ERISA Affiliate receives notice that the PBGC has instituted or intends to institute proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer a Plan, a copy of any notice of such Reportable Event which is filed with the PBGC, or any notice delivered by the PBGC evidencing its institution of such proceedings or its intent to institute such proceedings, or any notice to the PBGC that a Plan is to be terminated, as the case may be.

          (8) Promptly upon becoming aware of the occurrence of any Prohibited Transaction in connection with any Plan, a written notice specifying the nature thereof, what action the Borrower or an ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service or the PBGC with respect thereto.

          (9) Promptly after the filing thereof, copies of each annual report required to be filed pursuant to Section 103 of ERISA and copies of any other reports required to be filed with respect to any Plan.

          (10) Within ten (10) days after the filing thereof, copies of all other periodic reports which the Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or to the Securities and Exchange Commission, or any other Governmental Authority succeeding to the functions thereof.

          (11) Promptly upon request therefor, such other information and reports relating to the financial condition and operations of the Borrower or any of its Subsidiaries as the Administrative Agent or a Lender at any time or from time to time may reasonably request.

     5.2  Corporate Existence; Continuance of Business.  Preserve and maintain
          --------------------------------------------
its corporate existence and its rights, privileges and franchises, continue to engage in substantially the same line of business in which it was engaged on the date hereof and its right to conduct business in all states in which the nature of its business requires qualification to do business; provided, however, that the Borrower may add a line of business to the extent such addition is the result of a Permitted Acquisition and provided further, however, that nothing herein shall prevent the dissolution or termination of the existence, rights, privileges or franchises of a Subsidiary of the Borrower if the Board of Directors of the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries taken as a whole. In the event of dispute between the Borrower or any of its Subsidiaries and the Administrative Agent as to when qualification is necessary, the decision of the Administrative Agent in its reasonable judgment shall control.

     5.3  Payment of Obligations.  Pay and discharge all taxes, assessments
          ----------------------
and governmental charges or levies imposed upon it or upon its income and profits, or upon any property belonging to it, prior to the date upon which penalties attach thereto except where contested in good faith and by proper proceedings if appropriate reserves are maintained with respect thereto in conformity with GAAP.

     5.4  Insurance.  Maintain insurance, at all times throughout the term of
          ---------
this Agreement, on its property with responsible insurance carriers licensed or authorized to do business in the State of New York and each state in which the Borrower or any of its Subsidiaries conducts business against such risks, loss, damage and liability (including liability to third parties) and in such amounts as is customarily maintained by similar businesses, including, without limitation, public liability and workers' compensation insurance, and file with the Administrative Agent within ten (10) Business Days after request therefor a certificate of such insurance then in effect on Acord form or other similar form acceptable to the Administrative Agent.

     5.5  Payment of Indebtedness and Performance of Obligations.  Pay and
          ------------------------------------------------------
discharge promptly all lawful claims for labor, materials and supplies or otherwise which, if unpaid, would have a material adverse effect on the operations, business or financial or other condition of the Borrower and its Subsidiaries taken as a whole except where contested in good faith and by proper proceedings if appropriate reserves are maintained with respect thereto in conformity with GAAP.

     5.6  Condition of Property.  At all times, maintain, protect and keep in
          ---------------------
good repair, working order and condition, normal wear and tear excepted, all property of the Borrower and its Subsidiaries necessary and useful in the judgment of the Borrower and its Subsidiaries in connection with the proper conduct of the business of the Borrower and its Subsidiaries.

     5.7  Observance of Legal Requirements.  Observe and comply in all
          --------------------------------
respects with all material laws (including but not limited to ERISA), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all governmental bodies which now or at any time hereafter may be applicable to the Borrower or any of its Subsidiaries.

     5.8  Books and Records.  Keep proper books of record and account.
          -----------------

     5.9  Inspection.  At any reasonable times and from time to time, upon
          ----------
reasonable notice permit the Administrative Agent and the Lenders, through officers or employees or authorized representatives to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, and to examine the minute books, books of account, reports and other records of the Borrower and its Subsidiaries and make copies thereof or extracts therefrom, and discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with its principal officers or with such Borrower's independent accountants.

     5.10 Compliance with Environmental Laws; Indemnity. (a)  Use and operate
          ---------------------------------------------
all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

          (b) Immediately notify the Administrative Agent and the Lenders, and provide copies upon receipt, of all written claims, complaints, notices or inquires relating to the condition of its facilities and properties relating to, or compliance with, Environmental Laws, and promptly cure and have dismissed with prejudice to the satisfaction of the Administrative Agent and the Lenders any actions and proceedings relating to compliance with Environmental Laws;

          (c) Provide such information and certifications which the Administrative Agent or a Lender may reasonably request from time to time to evidence compliance with this Section 5.10; and

          (d) Indemnify the Administrative Agent and the Lenders for, and hold the Administrative Agent and the Lenders harmless from, all liability, costs and expenses (including reasonable attorney's fees) incurred by, or imposed upon, or sought to be imposed upon, any Lender arising out of the breach by the Borrower of any of the covenants set forth in this Section 5.10. Notwithstanding anything herein contained to the contrary, the provisions of this paragraph shall survive payment in full of the Revolving Credit Loans.

     5.11 Administrative Agent's Fee.  Pay a fee to the Administrative Agent
          --------------------------
in accordance with the terms of a side letter between the Borrower and the Administrative Agent.

                        SECTION 6.  FINANCIAL COVENANTS
                                    -------------------

     The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, a Note, any Letter of Credit or any Acceptance Draft remains outstanding and unpaid, or any other amount is owing to the Administrative Agent or a Lender hereunder, the Borrower and its Subsidiaries, on a consolidated basis, will comply with the following financial covenants:

     6.1  Quick Ratio.  Maintain at all times a Quick Ratio of at least (a).70:1
          -----------
through 8/31/01 and (b).80:1 at all times thereafter.

          As used herein, Quick Ratio shall mean a ratio of (1) the sum of (a) cash on hand or on deposit in banks, (b) readily marketable securities issued by the United States of America and (c) accounts receivable to (2) total current liabilities, as determined in accordance with GAAP. For purposes of calculating compliance with this covenant, the outstanding principal amount of the Loans shall be included as a current liability.

     6.2  Leverage Ratio.  Maintain at all times during the periods indicated,
          --------------
a Leverage Ratio on a rolling four quarters basis not to exceed (a) 3.00:1 from closing through 5/31/01 and (b) 2.75:1 from 6/1/01 and at all times thereafter.

     6.3  Tangible Net Worth.  Maintain Tangible Net Worth plus Subordinated
          ------------------
Debt at all times during the periods indicated of at least:

          -   $93,000,000 from closing to 2/27/01
          -   2/28/01 to 2/27/02 - $93,000,000 plus 50% of fiscal year 2001 net income ("'01 Base")
          -   2/28/02 to 2/27/03 - '01 Base plus 75% of fiscal year 2002 net income ("'02 Base")
          -   2/28/03 to 2/27/04 - '02 Base plus 75% of fiscal year 2003 net income ("'03 Base")
          - 2/28/04 to and thereafter - '03 Base plus 75% of fiscal year 2004 net income

In addition, 75% of the net proceeds received by the Borrower or its Subsidiaries from any equity offering will be added to the applicable base Tangible Net Worth amount required as set forth above for the next succeeding fiscal year and in each fiscal year thereafter. Net losses, if any, will not be deducted from the applicable base.

     6.4  Liabilities to Tangible Net Worth.  Maintain at all times a
          ---------------------------------
Liabilities to Tangible Net Worth Ratio not to exceed (a) 1.75:1.0 through 8/31/01 and (b) 1.50:1.0 at all times thereafter.

          Except as specifically otherwise provided, all financial covenants shall be calculated in accordance with GAAP consistently applied.

                        SECTION 7.  NEGATIVE COVENANTS
                                    ------------------

     The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, a Note, any Letter of Credit or any Acceptance Draft remains outstanding and unpaid, or any other amount is owing to a Lender hereunder, the Borrower will not, nor will it permit any Subsidiary to:

     7.1  Indebtedness for Borrowed Money.  Incur, or permit to exist, any
          -------------------------------
indebtedness for borrowed money except (i) indebtedness incurred pursuant to borrowings or other extensions of credit hereunder, (ii) purchase money indebtedness secured by Liens described in Section 7.2(iv) hereof which has an annual debt service requirement of not more than $8,000,000 in the aggregate less the amount expended by the Borrower for operating leases pursuant to Section 7.7 hereof,
(iii) indebtedness existing on the date hereof and reflected in the financial statements referred to in Section 3.1 hereof and extensions, renewals and refinancings thereof (without increase in principal amount) other than amounts owing under the Prior Agreement which shall be repaid in full and terminated prior to or on the date hereof, (iv) indebtedness incurred in the ordinary course of business exclusive of that incurred in the borrowing of money, (v) Subordinated Indebtedness, (vi) indebtedness owing to Mellon Bank, N.A. in a principal amount not to exceed $5,000,000 pursuant to that certain loan agreement dated October 10, 1997 between Mellon Bank, N.A. and the Company (as such agreement may be amended from time to time, the "ESOP Loan Agreement") and
(vii) other indebtedness which shall not exceed in the aggregate, for the Borrower and all Subsidiaries, at any time outstanding, the sum of $1,000,000.

     7.2  Liens.  Create, assume or permit to exist any Lien on any of its
          -----
property or assets now owned or hereafter acquired except (i) Liens in favor of the Administrative Agent for the benefit of the Lenders; (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iii) Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with GAAP; (iv) purchase money Liens on fixed assets granted to secure either the unpaid balance of the purchase price thereof or a loan made to finance the purchase of such assets, all to the extent permitted under Section 7.1(ii) hereof; and (v) Liens existing on the date hereof and disclosed in writing to the Lenders as indicated on Schedule I hereto.

     7.3  Loans and Investments.  Lend or advance money, credit or property to
          ---------------------
or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other Person except (i) investments in United States Government obligations, certificates of deposit of any banking institution with combined capital and surplus of at least $200,000,000 and commercial paper of the highest credit rating given by Moody's Investors Service, Inc. or Standard and Poors Ratings Services, (ii) the Borrower may make loans provided that the aggregate thereof at any time outstanding and owing by any one Person shall not exceed $200,000, (iii) investments in stocks, securities and assets of other corporations in connection with any transaction not otherwise qualifying as a Permitted Acquisition, the result of which will constitute an investment by the Borrower in a new Subsidiary or a merger in which the Borrower is the surviving corporation; provided, that the Borrower shall cause any new Subsidiary which is so acquired to guarantee payment to the Lenders of all of the Borrower's obligations arising hereunder, (iv) Permitted Acquisitions,(v) the ESOP Loans as defined in and in accordance with the ESOP Loan Agreement and (vi) investments in stocks, securities and assets of other corporations in connection with any transaction not otherwise qualifying as a Permitted Acquisition or not meeting the requirements of subsection (iii) above, so long as such corporation is in the electronics or high tech business; provided, however, that the aggregate of such investments shall not exceed $1,000,000.

     7.4  Fundamental Changes.  Wind up, liquidate, or dissolve itself,
          -------------------
reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets, (whether now owned or hereafter acquired other than sales of inventory and obsolete equipment in the ordinary course of business) to any Person, or acquire all or substantially all of the assets or the business of any Person except: a wholly owned Subsidiary of the Borrower may merge into or consolidate with (1) a wholly owned Subsidiary of the Borrower or (2) the Borrower, provided in each case that immediately after giving effect thereto, the surviving entity is obligated under this Agreement and no event shall occur and be continuing which constitutes a Default or an Event of Default.

     7.5  Contingent Liabilities.  Assume, endorse, be or become liable for or
          ----------------------
guarantee the obligations of any Person if, as a result thereof, the aggregate of such contingent liabilities with respect to any one Person would exceed $100,000 excluding, however, (a) the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (b) guarantees given by the Borrower for obligations of its Subsidiaries and guarantees given by Subsidiaries for the obligations of the Borrower.

     7.6  Sales of Receivables; Sale - Leasebacks.  Sell, discount or
          ---------------------------------------
otherwise dispose of notes, accounts receivable or other obligations owing to the Borrower, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof.

     7.7  Lease Payments.  Expend in the aggregate for the Borrower and all
          --------------
Subsidiaries in excess of $8,000,000 in any fiscal year for the lease, rental or hire of real or personal property provided the limitation shall exclude leases that have been or should be capitalized in accordance with GAAP.

     7.8  Dividends.  Declare or pay any dividends on its capital stock (other
          ---------
than dividends payable solely in shares of its own common stock), or purchase, redeem, retire or otherwise acquire any of its capital stock at any time outstanding, except that (i) the Borrower may, in any fiscal year, purchase shares of its own common stock in an amount not to exceed 10% of the issued and outstanding shares of such stock, excluding any shares purchased by an employee stock ownership plan formed by the Borrower, (ii) any Subsidiary wholly-owned by the Borrower may declare and pay dividends to, and purchase, redeem, retire and otherwise acquire its capital stock from, the Borrower so long as such Subsidiary remains a wholly-owned Subsidiary of the Borrower and (iii) the Borrower may declare and pay cash dividends for each fiscal year solely out of 25% of fiscal consolidated net income based upon the most recent financial statements delivered pursuant to
Section 5.1(1) hereof for the immediately preceding fiscal year.

     7.9  Supply and Purchase Contracts.  Enter into or be a party to any
          -----------------------------
contract for the purchase of materials, supplies or other property if such contract requires that payment for such materials, supplies or other property be made whether or not delivery of such materials, supplies or other property is ever made or tendered.

     7.10  Nature of Business.  Materially alter the nature of the Borrower's
           ------------------
or a Subsidiary of the Borrower's business.

     7.11  Stock of Subsidiaries.  Sell or otherwise dispose of any Subsidiary
           ---------------------
of the Borrower (except in connection with a merger or consolidation of a Subsidiary of the Borrower into the Borrower or another such Subsidiary or with the dissolution of a Subsidiary of the Borrower) or permit a Subsidiary of the Borrower to issue any additional shares of its capital stock except pro rata to its stockholders and except for the (i) sale as of September 1, 2000 of 20% of the shares of NIC Eurotech Limited to Nippon Industries Co. Ltd., (ii) sale as of September 1, 1999 of 30% of the shares in the aggregate of NIC Components Asia Pte Ltd. to Nippon Industries Co. Ltd., Anthony Ho Boon Kiatan and Goh Eng Long and (iii) proposed sale of 5% of the shares of NuVisions Manufacturing, Inc. to Steven Pudles.

     7.12  Liabilities of Subsidiaries.  Notwithstanding any prior provision
           ---------------------------
hereof which may indicate the contrary, permit a Subsidiary of the Borrower to have any liabilities except liabilities incurred in the ordinary course of business but not in connection with the borrowing of money, except for any guarantee of the obligations of the Borrower hereunder.

     7.13  Transactions with Affiliates.  Except for existing employment
           ----------------------------
agreements and any stock options or warrants or except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or any of its Subsidiaries' business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arms' length transaction with a Person not an Affiliate, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any

Affiliate. "Affiliate" shall mean a Person (1) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or any of its Subsidiaries, (2) which directly or indirectly beneficially owns or holds five (5%) percent or more of any class of voting stock of the Borrower or any of its Subsidiaries, or (3) five (5%) percent or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     7.14  ERISA.  (a) Terminate any Plan so as to result in any material
           -----
liability of the Borrower to the PBGC, (b) engage in or permit any Person to engage in any Prohibited Transaction involving any Plan which would subject the Borrower or any of its Subsidiaries to any material tax, penalty or other liability, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 202 of ERISA), whether or not waived, involving any Plan, or (d) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability of the Borrower to the PBGC by reason of termination of any Plan.

     7.15  Change of Management.  Permit Arthur Nadata, Richard Schuster and
           --------------------
Irving Lubman at any time not to be active on a substantially full time basis in the affairs of the Borrower by maintaining the positions of President/Chief Operating Officer, Vice President/Secretary and Chairman of the Board, respectively, or their equivalents, provided that the failure of any one or two of such individuals to comply with this Section 7.15 shall not be deemed a violation of this Section 7.15.

                         SECTION 8.  EVENTS OF DEFAULT
                                     -----------------

     Upon the occurrence of any of the following events (each an "Event of Default"):

          (a) The Borrower shall fail to pay within five (5) days of the due date thereof any interest under or principal of any Note; any other amount payable hereunder including, without limitation, amounts necessary to pay to the Issuing Lender the amount of a draw under a Letter of Credit or payment of an Acceptance Draft or the Borrower shall default under any other agreement, instrument or obligation made with or in favor of or owing to the Administrative Agent or a Lender (including any applicable grace period or notice requirement); provided, however, that the five-day grace period provided in this paragraph for payment of interest and principal under the Notes and for obligations with respect to Letters of Credit and Acceptance Drafts shall not affect the obligation of the Borrower to pay interest for such period at the rate in effect prior to maturity with respect to payments due under the Notes and at the rates provided in Section 2.22 hereof with respect to Letters of Credit and Acceptance Drafts; or


     (b) Any representation or warranty made or deemed made by the Borrower herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been false in any material respect on or as of the date made or deemed made or furnished; or

     (c) The Borrower shall default in the observance or performance of any of its agreements set forth in Section 5.11, 6 or 7 hereof; or

     (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement and such default shall continue unremedied for a period of ten (10) days after written notice thereof is given to the Borrower by the Administrative Agent; or

     (e) With respect to any indebtedness for borrowed money, which indebtedness is in an outstanding principal amount in excess of Five Hundred Thousand and 00/100 ($500,000.00) Dollars (other than the Notes), the Borrower or any Subsidiary of the Borrower shall (i) default in any payment of any such indebtedness beyond the grace period, if any, provided in the instrument or agreement under which such indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, in each case the effect of which default or other event or condition is to entitle the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such indebtedness to become due prior to its stated maturity; or

     (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall have not been vacated, discharged, or stayed or bonded pending appeal within twenty (20) days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) of this Section 8(f); or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) Any of the following events occur or exist with respect to the Borrower or an ERISA Affiliate: (1) any Prohibited Transaction involving any Plan, (2) any Reportable Event shall occur with respect to any Plan, (3) a notice of intent to terminate any Plan shall be filed or the termination of any Plan, (4) any event or circumstance exists which might constitute grounds entitling the PBGC to institute proceedings for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings, or (5) the complete or partial withdrawal from any Multiemployer Plan, and in each case above, such event or condition, together with all other events or conditions listed above, if any, would reasonably be expected to subject the Borrower or any Subsidiary of the Borrower to any tax, penalty, or other liability to a Plan, the PBGC or otherwise (or a combination thereof) which in the aggregate exceeds or may exceed One Hundred Thousand and 00/100 ($100,000.00) Dollars; or

          (h) The rendition by any court of a final judgment or judgments against the Borrower or any of its Subsidiaries which shall not be satisfactorily stayed, discharged, vacated or set aside within sixty (60) days of the making thereof; or the attachment of any property of the Borrower or any of its Subsidiaries which has not been released or provided for to the reasonable satisfaction of the Administrative Agent within sixty (60) days after the making thereof, which judgment or attachment is for an amount of $100,000 or more; or

          (i) A Loan Document shall cease to be in full force and effect or shall be declared null and void, a default shall occur thereunder or any party thereto shall assert that it has no further obligation to a Lender or the Administrative Agent thereunder (unless such party has been discharged from such obligation under such Loan Document by such Lender or the Administrative Agent in writing), then, in any such event, any or all of the following actions shall be taken: (i) the Administrative Agent with the written consent of the Required Lenders may, and upon the written request of the Required Lenders shall, by notice of default to the Borrower, declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments and all obligations of the Lenders to make Loans, issue Letters of Credit or create Acceptance Drafts, shall immediately terminate; (ii) the Administrative Agent with the written consent of the Required Lenders may, and upon the written request of the Required Lenders shall, by notice of default to the Borrower, declare the entire amounts due under the Notes (with accrued interest thereon) and all other amounts owing under this Agreement to be immediately due and payable; provided, however, that upon the happening of an event specified in subsection (f) of this
Section 8, the obligation of the Lenders to make further Loans and the Administrative Agent to issue Letters of Credit and create Acceptance Drafts shall terminate and the Notes and all other amounts owing under this Agreement shall be immediately due and payable without declaration or other notice to the Borrower. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                       SECTION 9.  ADMINISTRATIVE AGENT
                                   --------------------

     In order to expedite the transactions contemplated by this Agreement, Mellon Bank, N.A. is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders and each subsequent holder of any Note or issuer of any Letter of Credit, irrevocably authorizes the Administrative Agent to take such action on its behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to or required of the Administrative Agent by the terms hereof and the terms thereof together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its directors, officers, employees or Administrative Agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the other Loan Documents or in connection herewith or therewith (a) at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder or thereunder, the consent of the Lenders) or (b) in the absence of its or their own gross negligence or willful misconduct.

     The Administrative Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority, and the Administrative Agent hereby agrees, (a) to receive on behalf of each of the Lenders any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder paid to the Administrative Agent, and promptly to distribute to each Lender its proper share of all payments so received, (b) to distribute to each Lender copies of all notices, agreements and other material as provided for in this Agreement or in the other Loan Documents as received by the Administrative Agent and (c) to take all actions with respect to this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent.

     In the event that (a) the Borrower fails to pay when due the principal of or interest on any Note, any amount payable under any Letter of Credit or Acceptance Draft, or any fee payable hereunder or (b) the Administrative Agent receives written notice of the occurrence of a Default or an Event of Default, the Administrative Agent within a reasonable time shall give written notice thereof to the Lenders; and shall take such action with respect to such Event of Default or other condition or event as it shall be directed to take by the Required Lenders or all Lenders, as applicable hereunder; provided, however, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action or refrain from taking such action hereunder or under any other Loan Documents with respect to a Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     The Administrative Agent shall not be responsible in any manner to any of the Lenders for the effectiveness, enforceability, perfection, value, genuineness, validity or due execution of this Agreement, the Notes or any of the other Loan Documents or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Agreement or any of the other Loan Documents or any other agreements on a part of the Borrower and, without limiting the generality of the foregoing, the Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to accept in good faith any certificate furnished pursuant to this Agreement or any of the other Loan Documents as conclusive evidence of the facts stated therein and shall be entitled to rely in good faith on any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. It is understood and agreed that the Lender which is the Administrative Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party, and engage in other transactions with the Borrower, as though it were not Administrative Agent of the Lenders hereunder.

     The Administrative Agent shall promptly give notice to the Lenders of the receipt or sending of any notice, schedule, report, projection, financial statement or other document or information pursuant to this Agreement or any of the other Loan Documents and shall promptly forward a copy thereof to each Lender.

     Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or in connection herewith.

     The Administrative Agent may consult with legal counsel selected by it in connection with matters arising under this Agreement or any of the other Loan Documents and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it. The Administrative Agent may exercise any of its powers and rights and perform any duty under this Agreement or any of the other Loan Documents through agents or attorneys.

     The Administrative Agent and the Borrower may deem and treat the payee or most recent assignee pursuant to Section 10.3 hereof, as applicable, of any Note as the holder thereof until written notice of transfer shall have been delivered as provided in Section 10.3 hereof by such payee to the Administrative Agent and the Borrower.

     With respect to the Loans made hereunder, the Notes issued to it and any other extension of credit applicable to it, the Lender which is the Administrative Agent in its individual capacity as the Issuing Lender, Swing Lender or Lender and not as an Administrative Agent shall have the same rights, powers and duties hereunder and under any other agreement executed in connection herewith as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Lender which is the Administrative Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or other affiliate thereof as if it were not the Administrative Agent.

     Each Lender agrees (i) to reimburse the Administrative Agent in the amount of such Lender's pro rata share (based on its Revolving Credit Commitment hereunder) of any reasonable out-of-pocket expenses incurred for the benefit of the Lenders by the Administrative Agent, including reasonable fees and disbursements of counsel to the Administrative Agent and compensation of agents and employees paid for services rendered on behalf of the Lenders, not reimbursed by the Borrower pursuant to Section 10.4 hereof and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share (based on its Revolving Credit Commitment hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents, to the extent not reimbursed by the Borrower pursuant to Section 10.4 hereof; provided, however, that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which such Lender is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by such Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a Lender with an office (or an affiliate with an office) in the New York metropolitan area having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under each of the other Loan Documents. After any Administrative Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by the Administrative Agent pursuant to the provisions of this Agreement or any of the other Loan Documents unless it shall be requested in writing to do so by the Required Lenders.

                          SECTION 10.  MISCELLANEOUS
                                       -------------

     10.1 Notices.  Notices, consents and other communications provided for
          -------
herein shall be in writing and shall be delivered or mailed (or in the case of telex or facsimile communication, delivered by telex, telecopier or other telecommunications equipment, with receipt confirmed) addressed,

          (a) if to the Borrower, any Guarantor or any of their respective subsidiaries at Nu Horizons Electronics Corp., 70 Maxess Road, Melville, New York 11747, Attn.: Mr. Paul Durando, Vice President/Finance with a copy to Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Suite 225, Jericho, New York 11753, Attn: Nancy Lieberman, Esq.

          (b) if to the Administrative Agent or Swing Lender, at Mellon Bank, N.A., 701 Market Street, Philadelphia, Pennsylvania 19106, Attn.: Ms. Helen Goode, Vice President, with a copy to Mellon Bank, N.A., 165 EAB Plaza, West Tower - 6th Floor, Uniondale, New York 11556, Attn.: Mr. Jeffrey B. Carstens, Vice President; and

          (c) if to any Lender at the address set forth on the signature pages to this Agreement

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or three (3) Business Days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt during normal business hours on any Business Day (or otherwise the next Business Day) if by any telex, facsimile or other telecommunications equipment, in each case addressed to such party as provided in this Section 10.1 or in accordance with the latest unrevoked direction from such party.

     10.2 Survival of Agreement.  All covenants, agreements, representations
          ---------------------
and warranties made by the Borrower or any of its Subsidiaries herein and in the other Loan Documents and the certificates or other instruments prepared or delivered in connection with this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Revolving Credit Loans and the execution and delivery to the Lenders of the Notes and the occurrence of any other extension of credit and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other fee or amount payable under the Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as any Lender's Revolving Credit Commitment has not been terminated.

     10.3 Successors and Assigns: Participations.  (a)  Whenever in this
          --------------------------------------
Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf the Borrower, any Guarantor, any ERISA Affiliate, any Subsidiary of any thereof, the Administrative Agent or the Lenders, that are contained in this Agreement shall bind and inure to the benefit of such Persons and their respective successors and assigns. Without limiting the generality of the foregoing, the Borrower specifically confirms that the Administrative Agent and each Lender may at any time and from time to time assign or pledge or otherwise grant a security interest in any Loan or any Note or Acceptance Draft (or any part thereof) to any Federal Reserve Bank. The Borrower may not assign or transfer any of its rights or obligations hereunder without the written consent of all the Lenders and any such assignment or transfer without such consent shall be null and void.

          (b) Each Lender, without the consent of the Borrower, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment) and the Loans owing to it and undrawn Letters of Credit and Acceptance Drafts and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the banks or other entities buying participations shall be entitled to the cost protection provisions contained in Sections 2.7 and 2.10 hereof (except to the extent that application of such Section 2.10 to such banks and other entities would cause the Borrower to make duplicate payments thereunder), and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

          (c) Each Lender may assign by novation as of the date of assignment, to any one or more Lenders or other entities with the consent of the Borrower (which consent shall be given in its sole discretion unless the Administrative Agent waives its additional fee for the assignment to such Lender or Lenders in which case consent will not be unreasonably withheld) and the Administrative Agent (which consent will not be unreasonably withheld) (except that in the case of an assignment by a Lender to one of its

Affiliates or to another Lender no such consent of the Administrative Agent or the Borrower shall be required), all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and the same portion of the Loans and undrawn Letters of Credit and Acceptance Drafts at the time owing to it and the Notes held by it), provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, which shall include the same percentage interest in the Loans, Letters of Credit, Acceptance Drafts and Notes, (ii) the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in a minimum principal amount of $5,000,000 and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an assignment and acceptance in form and substance acceptable to the Administrative Agent (an "Assignment and Acceptance"), together with any Note subject to such assignment and a processing and recordation fee of $2,500.00 payable by the assigning Lender. Upon such execution, delivery, acceptance and recording and after receipt of the written consent of the Administrative Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
(5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender which is assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto and thereto except in respect of Sections 2.10 and 10.4 hereof for the period prior to the effective date thereof).

          (d) By executing and delivering an Assignment and Acceptance, the Lender which is assignor thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim created by it, such assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Guarantor or any Subsidiary of any thereof or the performance or observance by the Borrower, any Guarantor or any Subsidiary of any thereof of any of their respective obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (e) The Administrative Agent shall maintain at its address referred to in Section 10.1 hereof a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans and other extensions of credit owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error or written notice to the contrary delivered in accordance with this Agreement, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is so recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Note subject to such assignment and the written consent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Borrower. Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for each surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any Revolving Credit Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

          (g) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower, any Guarantor or any Subsidiary of any thereof furnished to such Lender by or on behalf of the Borrower, such Guarantor or such Subsidiary in connection with this Agreement; provided, however, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower, any Guarantor or any Subsidiary of any thereof received from such Lender.

          (h) The annual Administrative Agent's fee shall be payable in accordance with the provisions of Section 5.11 hereof.

     10.4 Expenses: Indemnity. (a) The Borrower agrees to pay all reasonable
          -------------------
out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation of this Agreement, the Notes and the other Loan Documents or with any amendments, modifications or waivers of the provisions hereof or thereof or incurred by the Administrative Agent or any of the Lenders in connection with the enforcement, adjudication or protection of its rights in connection with this Agreement or any of the other Loan Documents or with the Loans made or the Notes or Letters of Credit or Acceptance Drafts issued hereunder or the use of proceeds therefrom, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Administrative Agent and, in connection with such enforcement or protection, the reasonable fees and disbursements of counsel for the Lenders. The Borrower further indemnifies the Lenders from and agrees to hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

           (b) The provisions of this Section 10.4 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Notes, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this
Section 10.4 shall be payable on written demand therefor.

     10.5  Applicable Law.  THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN
           --------------
ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     10.6  Right of Setoff.  If an Event of Default shall have occurred and be
           ---------------
continuing, each Lender shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. Each Lender agrees to notify promptly the Administrative Agent and the Borrower and any applicable Guarantor after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to such Lender.

     10.7  Payments on Business Days.  Should the principal of or interest on
           -------------------------
the Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of "Interest Period"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment and fees payable hereunder.

     10.8  Waivers; Amendments.  (a) No failure or delay of any Lender in
           -------------------
exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder are cumulative and not exclusive of any rights or remedies which they may otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no
                                                               --------
such agreement shall (i) increase the Revolving Credit Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any payment by the Borrower hereunder in respect of any Letter of Credit or Acceptance Draft without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or any payment by the Borrower hereunder in respect of any Letter of Credit or Acceptance Draft or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Credit Commitment, without the written consent of each Lender affected thereby, (iv) change Section
2.13 or 2.14 hereof in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender, or (vi) release any Guarantee without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise
        ----------------
affect the rights or duties of the Administrative Agent or the Swing Lender hereunder without the prior written consent of the Administrative Agent or the Swing Lender, as the case may be.

     10.9 Severability.  In the event any one or more of the provisions
          ------------
contained in this Agreement or in the Notes should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     10.10  Entire Agreement; Waiver of Jury Trial, Etc.  (a) This Agreement,
            -------------------------------------------
the Notes and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof and thereof. Any previous agreement among the parties hereto with respect to the transactions contemplated hereby and thereby is superseded by this Agreement, the Notes and the other Loan Documents. Except as expressly provided in this Agreement, the Notes or the other Loan Documents, nothing in this Agreement, the Notes or the other Loan Documents is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Notes or the other Loan Documents.

            (b) THE BORROWER HEREBY EXPRESSLY WAIVES ANY AND EVERY RIGHT TO A TRIAL BY JURY IN ANY ACTION ON OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE ENFORCEMENT OF ANY OR ALL OF THE SAME. THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO INTERPOSE A COUNTERCLAIM IN ANY ACTION OR PROCEEDING ON OR RELATED TO THIS AGREEMENT EXCEPT FOR MANDATORY COUNTERCLAIMS.

            (c) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph
(b) of this Section 10.10 any special, exemplary or punitive damages.

            (d) Each party hereto (i) certifies that no representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and
(ii) acknowledges that it has been induced to enter into this Agreement, the Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

     10.11  Confidentiality.  The Administrative Agent and the Lenders agree
            ---------------
to keep confidential (and to cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Administrative Agent or any Lender (the "Information"). Notwithstanding the foregoing, the Administrative Agent and each Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents, attorneys and representatives as need to know such Information in connection with its participation in any of the contemplated transactions or the administration of this Agreement or the other Loan Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Administrative Agent or such Lender on a non-confidential basis from a source other than the Borrower, any Guarantor or any of their respective Subsidiaries or (C) was available to the Administrative Agent or such Lender on a non-confidential basis prior to its disclosure to the Administrative Agent or such Lender by the Borrower, any Guarantor or any of their respective Subsidiaries; (iv) to the extent the Borrower, any Guarantor or any of their respective Subsidiaries shall have consented to such disclosure in writing; (v) in connection with the sale of any collateral pursuant to the provisions of any of the other Loan Documents; (vi) pursuant to Section 10.3(g) hereof; or (vii) in connection with any litigation to which the Administrative Agent or any Lender is a party.

     10.12  Submission to Jurisdiction. (a) Any legal action or proceeding
            --------------------------
with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower and each of the Guarantors hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

            (b) The Borrower and each of the Guarantors hereby irrevocably waive, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

            (c) The Borrower and each of the Guarantors hereby irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in Section 10.1 hereof.

            (d) Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower or any Guarantor in any other jurisdiction.

     10.13  Further Assurances.  The Borrower agrees at any time and from time
            ------------------
to time at its expense, upon request of any Lender, to promptly execute, deliver, or obtain or cause to be executed, delivered or obtained any and all further instruments and documents and to take or cause to be taken all such other action as any Lender may reasonably deem desirable in obtaining the full benefits of the Loan Documents.

     10.14.  Counterparts.  This Agreement each of the other Loan Documents
             ------------
may be executed in counterparts of the entire document, or of signature pages to the document, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies which, when taken together, bear the signatures of each of the parties hereto or thereto shall be delivered to the Administrative Agent and the Borrower.

     10.15.  Headings.  Article and Section headings and the Table of Contents
             --------
used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    Borrower:
                                    ---------

                                    NU HORIZONS ELECTRONICS CORP.

                                    By:________________________________
                                        Paul Durando
                                        Vice President/Finance

                                    Administrative Agent:
                                    ---------------------

                                    MELLON BANK, N.A., as Administrative Agent

                                    By:________________________________
                                       Peter A. Dontas
                                       First Vice President

Notice Addresses:                   Lenders:
-----------------                   --------

MELLON BANK, N.A.                   MELLON BANK, N.A.
701 Market Street
Philadelphia, Pennsylvania  19106
Attn: Ms. Helen Goode
Vice President
w/a copy to 176 EAB Plaza
West Tower, 11/th/ Floor
Uniondale, NY 11556
                                    By:________________________________
Attn: Mr. Jeffrey B. Carstens          Peter A. Dontas

Vice President                          First Vice President


EUROPEAN AMERICAN BANK                  EUROPEAN AMERICAN BANK
730 Veterans Memorial Highway
Hauppauge, NY 11788
                                        By:_________________________________
Attn: Mr. Richard Romano                  Richard Romano
Vice President                       Vice President





HSBC BANK USA                           HSBC BANK USA
534 Broad Hollow Road
Melville, NY 11747                      By:_________________________________
Attn: Mr. Thomas Dionion                  Thomas Dionian
Vice President                       Vice President


FLEET NATIONAL BANK                     FLEET NATIONAL BANK
300 Broad Hollow Road
Melville, NY 11747
                                        By:_________________________________
Attn: Mr. Christopher Mendelsohn          Christopher Mendelsohn
Vice President                       Vice President


THE CHASE MANHATTAN BANK                THE CHASE MANHATTAN BANK
395 North Service Road
Melville, NY 11747
                                        By:_________________________________
Attn: Mr. William DeMilt, Jr.             William DeMilt, Jr.
Vice President                       Vice President

THE BANK OF NEW YORK                    THE BANK OF NEW YORK
1401 Franklin Avenue
Garden City, NY 11530                   By:_________________________________

Attn: Ms. Kathryn Cochrane           Kathryn Cochrane
Vice President                       Vice President

State of New York, County of Nassau, ss:

     On the ____ day of October, in the year 2000, before me the undersigned, personally appeared PAUL DURANDO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                                        __________________
                                        Notary Public



State of New Jersey, County of Edison, ss:

     On the ____ day of October, in the year 2000, before me the undersigned, personally appeared PETER A. DONTAS, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                                        __________________
                                        Notary Public



State of New York, County of Nassau, ss:

     On the ____ day of October, in the year 2000, before me the undersigned, personally appeared RICHARD ROMANO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                                        __________________
                                        Notary Public

State of New York, County of Nassau, ss:

     On the ____ day of October, in the year 2000, before me the undersigned, personally appeared THOMAS DIONION, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                                        __________________
                                        Notary Public



State of New York, County of Nassau, ss:

     On the ____ day of October, in the year 2000, before me the undersigned, personally appeared CHRISTOPHER MENDELSOHN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                                        __________________
                                        Notary Public



State of New York, County of Nassau, ss:

     On the ____ day of October, in the year 2000, before me the undersigned, personally appeared WILLIAM DEMILT, JR., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                                        __________________
                                        Notary Public

State of New York, County of Nassau, ss:

     On the ____ day of October, in the year 2000, before me the undersigned, personally appeared KATHRYN COCHRANE, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                                        __________________
                                        Notary Public

                                 SCHEDULE I
                                 ----------


Revolving Credit Commitments (Section 2.1)
------------------------------------------

Facility Amount : $120,000,000

                                                                       Percentage of Total
                                            Revolving Credit           Revolving Credit
Bank                                        Commitment                 Commitment
----                                        ----------                 ----------
Mellon Bank, N.A.                           $30,000,000                25.0%

European American Bank                      $21,000,000                17.5%

HSBC Bank USA                               $20,000,000                6.67%

Fleet National Bank                         $18,000,000                15.0%

The Chase Manhattan Bank                    $18,000,000                15.0%

The Bank of New York                        $13,000,000                10.8%

                                  SCHEDULE I
                                  ----------

                              Liens (Section 7.2)
                              -------------------


                   NU HORIZONS ELECTRONICS CORP. UCC FILINGS
                   ----------------------------------------


Jurisdiction             Secured Party                        Filing Number          Filing Date    Description of Collateral
------------             -------------                        -------------          -----------    -------------------------
Secretary of State, NY   Metlife Capital Corporation          237730                 11/21/94       Computer equipment

                         Metlife Capital Corporation          253875 (Amendment      12/14/94       Computer equipment
                                                              to 237730)

                         Hewlett-Packard Company              174330                 08/13/98       Computer equipment (lease)
                         Finance & Remarketing Division

Suffolk County, NY       Hewlett-Packard Company              98-14703               08/13/98       Computer equipment (lease)
                         Finance & Remarketing Division

Dallas County, TX        Petula Associates                    3549                   04/22/97       Inventory, personal property

Secretary of State, MA   Hewlett-Packard Company              571158                 08/13/98       Computer equipment (lease)
                         Finance & Remarketing Division

Secretary of State, CA   Integrated Circuit Systems, Inc.     9524360152             08/30/95       Inventory